EXHIBIT  10

STOCK PURCHASE AGREEMENT

dated as of October 1, 2015

by and among

Standex International Corporation

and

William A. Hardt and the Marlene T. Hardt Family Trust

Table of Contents

Page

ARTICLE I Securities To Be Purchased

ARTICLE II Closing; Purchase Price

2.1

Closing

2.2

Purchase Price

2.3

Adjustments to Base Purchase Price

2.4

Closing Payments

2.5

Calculation of Final Closing Purchase Price

2.6

Excluded Assets

2.7

Calculation and Payment of Earnout Amount

2.8

Earnout Protections

2.9

Earnout Event of Default

ARTICLE III Closing Deliveries

3.1

Deliveries by the Sellers

3.2

Deliveries by the Buyer

ARTICLE IV Warranties and Representations of the Sellers

4.1

Warranties and Representations Regarding the Company

4.2

Warranties and Representations Regarding the Sellers

4.3

Disclaimer of Other Representations and Warranties

ARTICLE V Warranties and Representations of the Buyer

5.1

Authority

5.2

No Conflict

5.3

Organizational Matters

5.4

Proceedings

5.5

Diligence

5.6

Brokers; Agents

ARTICLE VI Disclosure Schedules

ARTICLE VII Covenants

7.1

Cooperation

7.2

Records/Personnel

7.3

Publicity

7.4

Execution of Additional Documents

7.5

EPLI Policy

7.6

Vehicle Lease

ARTICLE VIII Restrictive Covenants

8.1

Non-Competition

8.2

Non-Disclosure of Confidential Information

8.3

Enforcement

ARTICLE IX Indemnification

9.1

Indemnification by the Sellers

9.2

Indemnification by the Buyer

9.3

Procedure Relative to Indemnification

9.4

Limits on Indemnification

9.5

Survival

9.6

Escrow Account

9.7

Actual Knowledge

9.8

Non-Reliance

9.9

Losses Net of Insurance and Tax Benefits

9.10

Assignment; Reimbursement

9.11

Mitigation

9.12

Tax Representations

9.13

No Duplication of Warranties

9.14

Sole Remedy

ARTICLE X Tax Matters

10.1

Tax Returns

10.2

Certain Taxes

10.3

Tax Proceedings

10.4

Tax Refunds

10.5

Cooperation on Tax Matters

10.6

Restricted Actions

10.7

Section 338(h)(10) Election

ARTICLE XI Definitions

ARTICLE XII Seller Representative

12.1

Duties of Seller Representative

12.2

Liability of Seller Representative

12.3

Losses and Expenses of Seller Representative

12.4

Buyer’s Reliance on Seller Representative

ARTICLE XIII Miscellaneous

13.1

Expenses

13.2

Notices

13.3

Right to Specific Performance

13.4

Entire Agreement

13.5

Parties in Interest

13.6

Construction

13.7

Assignment

13.8

Paragraph Headings

13.9

Severability

13.10

Governing Law; Venue

13.11

Attorney-Client Privilege

13.12

Use of Terms

13.13

Counterparts; Electronic Copy

13.14

Waiver of Jury Trial

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 1st day of October, 2015, by and among Standex International Corporation, a Delaware corporation (the “Buyer”), and William A. Hardt and the Marlene T. Hardt Family Trust (individually, a “Seller” and collectively, the “Sellers”).  All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in Article XI, below.

R E C I T A L S:

WHEREAS, Northlake Engineering, Inc., a Wisconsin corporation (the “Company”), is engaged in the business of designing and manufacturing customized magnetics, including transformers and related components, power supplies and electrical assemblies (the “Business”);

WHEREAS, collectively, the Sellers own all of the issued and outstanding capital stock of the Company, consisting of Four Hundred (400) shares of One Dollar ($1.00) par value common stock (the “Subject Securities”); and

WHEREAS, the Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Subject Securities, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Buyer and the Sellers hereby agree as follows:

ARTICLE I
Securities To Be Purchased

Subject to the terms and conditions set forth in this Agreement, at the Closing, the Sellers shall sell and transfer to the Buyer, and the Buyer shall purchase from the Sellers, all of the Subject Securities, which Subject Securities represent all of the issued and outstanding capital stock of the Company.

ARTICLE II
Closing; Purchase Price

2.1

Closing

.  The closing of the purchase and sale of the Subject Securities and the other transactions as contemplated herein (the “Closing”) shall occur simultaneously with the execution of this Agreement at the offices of Godfrey & Kahn, S.C., located at 780 North Water Street, Milwaukee, Wisconsin 53202, or at such other time and/or place as the parties hereto shall mutually agree.  Except as otherwise set forth herein or required by Legal Requirements, the Closing shall be deemed effective as of 12:01 A.M. local time on the Closing Date (the “Effective Time”).

2.2

Purchase Price

.  The aggregate purchase price for the Subject Securities shall be an amount equal to (a) Thirteen Million Five Hundred Thousand Dollars ($13,500,000) (the “Base Purchase Price”), as adjusted by the Working Capital Adjustment pursuant to Section 2.3, below, plus (b) the amount of Cash of the Company immediately prior to the Effective Time, less (c) the amount of Excluded Liabilities outstanding immediately prior to the Closing (the aggregate amount of clauses (a), (b) and (c) of this Section 2.2 being the “Closing Purchase Price”), plus (d) the Earnout Amount as calculated pursuant to Section 2.7, below.  The Closing Purchase Price shall be paid by the Buyer to the Sellers as provided in Section 2.4 and Section 2.5, below, and the Earnout Amount shall be paid by the Buyer to the Sellers as provided in Section 2.7, below.

2.3

Adjustments to Base Purchase Price

.  The Base Purchase Price shall be subject to adjustment as follows (the “Working Capital Adjustment”):

(a)

The Base Purchase Price shall be increased on a dollar-for-dollar basis to the extent that the Working Capital Amount is greater than Two Million Four Hundred Thousand Dollars ($2,400,000); and

(b)

The Base Purchase Price shall be decreased on a dollar-for-dollar basis to the extent that the Working Capital Amount is less than Two Million Dollars ($2,000,000).

For purposes hereof, the “Working Capital Amount” shall equal the difference between (i) the amount of the Current Assets of the Company as of the Effective Time, and (ii) the amount of the Current Liabilities of the Company as of the Effective Time, which Current Assets and Current Liabilities shall be determined in accordance with GAAP and in a manner consistent with the sample calculation attached to Exhibit 2.3.  For the avoidance of doubt, the Working Capital Amount shall not include Cash of the Company, the Excluded Assets or any portion of the Excluded Liabilities.

2.4

Closing Payments

.  At the Closing:

(a)

The Seller Representative shall have prepared and delivered to the Buyer a reasonably detailed statement containing an estimate of the Closing Purchase Price (the “Estimated Pricing Statement”) by no later than two (2) Business Days prior to the Closing, which Estimated Pricing Statement shall be determined in accordance with GAAP and in a manner consistent with the sample calculation attached to Exhibit 2.3.

(b)

The Buyer shall deliver an amount equal to the Closing Purchase Price set forth on the Estimated Pricing Statement (the “Estimated Closing Purchase Price”) less the Escrow Amount to the Sellers, by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Seller Representative, which amount shall be allocated among the Sellers in accordance with their Ownership Percentages. Any adjustment to the Estimated Closing Purchase Price shall be calculated and paid as provided in Section 2.5, below.

(c)

The Buyer shall deliver the Escrow Amount to the Escrow Agent for deposit into an escrow account (the “Escrow Account”) in accordance with the terms and conditions of the Escrow Agreement.

(d)

The Buyer shall deliver, on behalf of the Sellers and the Company, an amount equal to the Excluded Liabilities to the holders of such Excluded Liabilities, by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Seller Representative.

2.5

Calculation of Final Closing Purchase Price

.

(a)

Within five (5) Business Days prior to the Closing, the Sellers shall cause the Company to conduct a physical inventory count of the inventory of the Company in accordance with the “Physical Inventory Count Procedures” included on Exhibit 2.5(a) for purposes of determining the number of inventory items that exist immediately prior to the Effective Time.  The Sellers and the Buyer shall have the right to observe, and representatives from the Company’s accounting firm, Komisar Brady & Co. LLP (“Komisar Brady”) shall observe and test, in accordance with the inventory and observation procedures included on Exhibit 2.5(a), such physical inventory.  Such inventory count shall establish the final and agreed upon count of inventory for purposes of the Closing Financial Statements and the Final Pricing Statement.

(b)

Within sixty (60) calendar days following the physical inventory count set forth in Section 2.5(a), above, and at the Buyer’s sole expense, Komisar Brady shall prepare and deliver to the Buyer and the Seller Representative  a reviewed balance sheet and statements of income and cash flow of the Company as of, and for the period beginning on January 1, 2015 and ending at, the Effective Time (the “Closing Financial Statements”), which Closing Financial Statements shall be prepared in accordance with GAAP.  The Buyer and the Sellers shall, and the Buyer shall cause the Company to, cooperate fully, as and to the extent reasonably requested by Komisar Brady or any other party to this Agreement, in connection with the preparation of the Closing Financial Statements.  Such cooperation shall include the retention and the provision of records and information reasonably relevant to the preparation of the Closing Financial Statements and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)

Within fifteen (15) calendar days following Komisar Brady’s delivery of the Closing Financial Statements, the Seller Representative shall prepare and deliver, or cause to be prepared and delivered, to the Buyer a final determination of the Closing Purchase Price (the “Final Pricing Statement”), which Closing Purchase Price shall be determined in accordance with GAAP and in a manner consistent with the sample calculation attached to Exhibit 2.3.  When making such determination, the Seller Representative shall use, or cause to be used, the Closing Financial Statements.  The Seller Representative and the Buyer shall be entitled to review any working papers, trial balances and similar materials relating to the Closing Financial Statements and the Final Pricing Statement.  Within fifteen (15) calendar days after receipt of the Final Pricing Statement from the Seller Representative, the Buyer must notify the Seller Representative of any objections to the Seller Representative’s calculation of the final Closing Purchase Price as reflected in the Final Pricing Statement and the basis for such objections.  In the event that the Buyer does not notify the Seller Representative, within fifteen (15) calendar days after receipt of the Final Pricing Statement, that the Buyer has any objections to the Seller Representative’s calculation of the final Closing Purchase Price as reflected in the Final Pricing Statement, then the Seller Representative’s calculation of the final Closing Purchase Price shall be final hereunder.  In the event that the Buyer does notify the Seller Representative, within fifteen (15) calendar days after receipt of the Final Pricing Statement, that the Buyer has any such objection, then the Buyer and the Seller Representative shall use their good faith efforts to attempt to resolve such disputed items.  In the event the Buyer and the Seller Representative are unable to resolve the disputed items within fifteen (15) calendar days after receipt by the Seller Representative of the Buyer’s notice of dispute, such disputed items shall be referred to the Milwaukee, Wisconsin office of Baker Tilly Virchow Krause, LLP (the “Independent Accounting Firm”) to resolve finally such disputed items; provided, however, that the scope of the Independent Accounting Firm’s engagement shall be limited to the resolution of the disputed items described in the Buyer’s notice of dispute and the recalculation, if any, of the Closing Purchase Price in light of such resolution.  The determination(s) of the Independent Accounting Firm shall be made as promptly as possible and shall be final and binding upon the parties, absent manifest error.  Each party hereto shall be permitted to submit such data and information to the Independent Accounting Firm as such party deems appropriate.  The expenses and fees of the Independent Accounting Firm shall be borne one-half (1/2) by the Buyer and one-half (1/2) by the Sellers.  The Closing Purchase Price as finally agreed by the parties or as determined by the Independent Accounting Firm as described herein shall be the final Closing Purchase Price for all purposes hereof.

(d)

Once the final Closing Purchase Price is determined in accordance with this Section 2.5, the following shall occur:

(i)

If the final Closing Purchase Price exceeds the Estimated Closing Purchase Price, then, within three (3) Business Days following the final determination of the Closing Purchase Price under this Section 2.5, the Buyer shall pay the excess amount to the Sellers, by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Seller Representative, which amount shall be allocated among the Sellers in accordance with their Ownership Percentages.

(ii)

If the Estimated Closing Purchase Price exceeds the final Closing Purchase Price, then, within three (3) Business Days following the final determination of the Closing Purchase Price under this Section 2.5, the Buyer and the Seller Representative shall jointly instruct the Escrow Agent to pay the aggregate amount of such difference to the Buyer from the Escrow Account in accordance with the Escrow Agreement; provided, however, that any amount of such difference in excess of One Hundred Thousand Dollars ($100,000) shall be paid by the Sellers to the Buyer in accordance with their Ownership Percentages.  Any such amount not paid from the Escrow Account shall be collected by the Seller Representative from the respective Sellers and paid to the Buyer in one (1) aggregate amount.

If any amount owed by a party pursuant to this Section 2.5(d) remains unpaid after such three (3) Business Day period, interest shall accrue on the unpaid amount from the date due to the payment date at a rate per annum equal to eight percent (8%).

2.6

Excluded Assets

.  Prior to the Closing and notwithstanding anything to the contrary herein, the Sellers shall cause the Company to distribute or otherwise transfer the Company’s right, title and interest in and to the Excluded Assets to the Sellers or their designees.  The parties hereto acknowledge and agree, that the Note Receivable included within the Excluded Assets shall be distributed to the Marlene T. Hardt Family Trust prior to the Closing and that the Company will simultaneously distribute an amount of cash to William A. Hardt so that the Sellers receive equal value in the distribution per share of capital stock of the Company held, as further set forth on Exhibit 11(a).

2.7

Calculation and Payment of Earnout Amount

.  The Buyer shall pay to the Sellers a contingent Earnout Amount based upon the Revenue generated by the Company during the two (2) year period following the Closing.  The Earnout Amount shall be calculated and paid by the Buyer as provided in this Section 2.7, Exhibit 2.7(a)(ii) and Exhibit 2.7(a)(iii).

(a)

For purposes of this Agreement, the following definitions shall apply:

(i)

“Base Revenue Amount” means an amount equal to Ten Million Dollars ($10,000,000).

(ii)

“Earnout Amount” means, subject to the limitations and protections set forth in Section 2.7(d), and Section 2.8, below, an amount equal to fifty percent (50%) of the amount by which the Revenue during the applicable Earnout Period exceeds the Base Revenue Amount.  The Earnout Amount shall be determined based on the methodology demonstrated (both via definition, equation and examples) in the schedule attached to Exhibit 2.7(a)(ii).

(iii)

“Earnout Customers” means (A) the customers listed on the schedule attached to Exhibit 2.7(a)(iii), and (B) any Person purchasing products or services from the Company, which products or services are thereafter provided or sold, directly or indirectly, by such Person to any customer listed on the schedule attached to Exhibit 2.7(a)(iii).

(iv)

“Earnout Period(s)” means the respective twelve month periods ending on the one (1) and two (2) year anniversaries of the Closing Date.

(v)

“Revenue” means the gross revenue generated by the Company during the applicable Earnout Period from the Earnout Customers excluding any gross revenue associated with sales to Beckwith Electric Co., Inc. related to parts 410-00190 and 410-00191.  If any product, excepting the two (2) noted exclusions, sold during an Earnout Period is returned by an Earnout Customer during such Earnout Period (in the ordinary course of business of the Company in accordance with the Company’s historical practices prior to the Closing Date) the gross revenue from such returned product shall be subtracted from Revenue; provided, however, that the gross revenue from any such returned product that is repaired, rebuilt or replaced shall be added back to Revenue.  For purposes hereof, such gross revenue shall be determined in accordance with GAAP.

(b)

Within forty-five (45) calendar days following each Earnout Period, the Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Seller Representative a determination of the Earnout Amount for such Earnout Period (an “Earnout Statement”), including such schedules and data as may be appropriate to support such determination.  The Seller Representative shall be entitled to review any working papers, trial balances and similar materials relating to such Earnout Statement.  Within forty-five (45) calendar days after receipt of such Earnout Statement from the Buyer, the Seller Representative must notify the Buyer of any objections to the Buyer’s calculation of the Earnout Amount as reflected in such Earnout Statement and the basis for such objections.  In the event that the Seller Representative does not notify the Buyer, within forty-five (45) calendar days after receipt of such Earnout Statement, that the Sellers have any objections to such Earnout Statement, then the Earnout Amount as set forth in Earnout Statement shall be final hereunder.  In the event that the Seller Representative does notify the Buyer, within forty-five (45) calendar days after receipt of such Earnout Statement, that the Sellers have any such objection, then the Buyer and the Seller Representative shall use their good faith efforts to attempt to resolve such disputed items; provided that all undisputed amounts shall be paid by the Buyer to the Sellers as set forth in Section 2.7(c).  In the event the Buyer and the Seller Representative are unable to resolve the disputed items within forty-five (45) calendar days after receipt by the Buyer of the Seller Representative’s notice of dispute, such disputed items shall be referred to the Independent Accounting Firm to resolve finally such disputed items; provided, however, that the scope of the Independent Accounting Firm’s engagement shall be limited to the resolution of the disputed items described in the Seller Representative’s notice of dispute and the recalculation, if any, of the Earnout Amount in light of such resolution.  The determination(s) of the Independent Accounting Firm shall be made as promptly as possible and shall be final and binding upon the parties.  Each party hereto shall be permitted to submit such data and information to the Independent Accounting Firm as such party deems appropriate.  The expenses and fees of the Independent Accounting Firm shall be borne one-half (1/2) by the Buyer and one-half (1/2) by the Sellers.  The Earnout Amount as finally agreed by the parties or as determined by the Independent Accounting Firm as described herein shall be the Earnout Amount for such Earnout Period for all purposes hereof.

(c)

Once the Earnout Amount (or any undisputed portion of the Earnout Amount) for an Earnout Period is finally determined in accordance with Section 2.7(b), above, the Buyer shall, within three (3) Business Days following the final determination of the Earnout Amount (or such undisputed portion of the Earnout Amount) under this Section 2.7, pay the Earnout Amount (or such undisputed portion of the Earnout Amount) to the Sellers, together with interest thereon from the end of the Earnout Period to the payment date at a rate per annum equal to eight percent (8%), by wire transfer of immediately available funds to such bank account or accounts as shall be designated in writing by the Seller Representative, which amount shall be allocated among the Sellers in accordance with their Ownership Percentages.

(d)

Notwithstanding anything to the contrary herein, (i) in no event shall the Earnout Amount for the Earnout Period ending on the one (1) year anniversary of the Closing Date exceed One Million Dollars ($1,000,000), and (ii) in no event shall the Earnout Amount for the Earnout Period ending on the two (2) year anniversary of the Closing Date exceed Two Million Dollars ($2,000,000) less the Earnout Amount actually paid to the Sellers for the Earnout Period ending on the one (1) year anniversary of the Closing Date.

2.8

Earnout Protections

.  During the Earnout Periods, the Buyer shall (except with the prior written consent of the Seller Representative which may only be withheld to protect the legitimate interests of the Sellers and the Buyer in achieving the maximum Revenue and Earnout Amount under Section 2.7, above):

(a)

Calculate, and cause the Company to calculate, the Revenue in accordance with GAAP;

(b)

Not make, and cause the Company not to make, any change in accounting methods or practices that would adversely affect the Revenue unless such changes are required by a Legal Requirement;

(c)

Not take any action, and cause the Company to not take any action, that would reasonably be expected to distort unfairly the financial results of the Company and adversely affect the Revenue;

(d)

Not allow the Company to (A) cease carrying on the Business in whole or in part, (B) sell any part of the Company or Business, (C) shift any gross revenue generated from the Earnout Customers to any other Person, including any Affiliate of the Company or the Buyer;

(e)

Cause the financial results of the Company after the Closing, and after the completion of any reorganization or similar restructuring or acquisition of the assets or equity interests of any other Person after the Closing, to be separately identifiable for the purpose of determining the Earnout Amount and equitably adjust the determination of the Earnout Amount to account for any such reorganization, restructuring or acquisition;

(f)

Not interfere with or take any action to impair or adversely affect the relationship of the Company with any of the Earnout Customers;

(g)

Supply the Company with adequate working capital to fund the operations of the Business consistent with commercially reasonable business practices; and

(h)

Maintain the Company as a separate operating entity with separately identifiable revenue, including, without limitation, separately identifiable revenue for each Earnout Customer, for the purpose of determining the Earnout Amount.

2.9

Earnout Event of Default

.

(a)

For purposes of this Agreement, each of the following events shall constitute an “Earnout Event of Default”:

(i)

The failure to comply with the covenants and agreements set forth in Section 2.8, above;

(ii)

The Company’s application for, consent to, or acquiescence in the appointment of a trustee, receiver or other custodian for the Company or a substantial part of the assets of the Company, or the Company’s general assignment for the benefit of creditors, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or for a substantial part of the assets of the Company and is not discharged or dismissed within thirty (30) days;

(iii)

The institution of any bankruptcy, reorganization, debt arrangement or other proceeding by or against the Company under any bankruptcy or insolvency law, or the institution of any dissolution or liquidation proceeding by or against the Company, that if instituted against the Company, is not dismissed within thirty (30) days;

(iv)

The liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company to one (1) or more Persons other than the Buyer or its Affiliates;

(v)

The sale of more than fifty percent (50%) of the capital stock of the Company entitled to vote for the Board of Directors to one (1) or more Persons other than the Buyer or its Affiliates, or any merger or consolidation of the Company with any Person other than the Buyer or its Affiliates; or

(vi)

The liquidation or dissolution of the Buyer.

(b)

Upon any Earnout Event of Default described in Section 2.9(a), above, an amount equal to Two Million Dollars ($2,000,000) less any Earnout Amount actually paid to the Sellers prior to the Earnout Event of Default, together with interest thereon from the date of the Earnout Event of Default to the payment date at a rate per annum equal to eight percent (8%), shall be immediately due and payable to the Sellers without demand, notice or declaration of any kind.

ARTICLE III
Closing Deliveries

3.1

Deliveries by the Sellers

.  At the Closing, the Sellers shall deliver, or cause to be delivered, to the Buyer each of the following:

(a)

Certificates representing the Subject Securities, duly endorsed in blank, or such other good and sufficient instruments of transfer as the Buyer reasonably deems necessary or appropriate to vest in the Buyer all right, title and interest in and to the Subject Securities.

(b)

Duly executed resignations of the members of the Board of Directors and such officers of the Company as the Buyer shall have requested in writing to the Seller Representative not less than three (3) Business Days prior to the Closing Date.

(c)

Constructive possession of the Records of the Company.

(d)

A Certificate of Status for the Company issued by the Wisconsin Department of Financial Institutions no earlier than ten (10) Business Days prior to the Closing Date.

(e)

An Escrow Agreement, in the form attached hereto as Exhibit 3.1(e) (the “Escrow Agreement”), duly executed by the Seller Representative.

(f)

The Consents listed on Exhibit 3.1(f), in a form reasonably satisfactory to the Buyer.

(g)

An Employment Agreement, in the form attached hereto as Exhibit 3.1(g) (the “Employment Agreement”), duly executed by Deborah J. Hardt.

(h)

A Consulting Agreement, in the form attached hereto as Exhibit 3.1(h) (the “Consulting Agreement”), duly executed by William A. Hardt.

3.2

Deliveries by the Buyer

.  At the Closing, the Buyer shall deliver, or cause to be delivered, to the Sellers each of the following:

(a)

A certificate from an officer of the Buyer, in a form reasonably satisfactory to the Seller Representative, setting forth the resolutions of the Board of Directors of the Buyer authorizing the execution of this Agreement and all Ancillary Agreements to which the Buyer is a party and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein and therein.

(b)

A good standing certificate for the Buyer issued by the Secretary of State of the State of Delaware no earlier than ten (10) Business Days prior to the Closing Date.

(c)

The Escrow Agreement, duly executed by the Buyer and the Escrow Agent.

(d)

The Employment Agreement, duly executed by the Company.

(e)

The Consulting Agreement, duly executed by the Company.

ARTICLE IV
Warranties and Representations of the Sellers

4.1

Warranties and Representations Regarding the Company

.  The Sellers hereby jointly and severally warrant and represent to the Buyer, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article IX, below, that except as set forth in the Disclosure Schedules, the following statements are true and correct as of the date hereof:

4.1.1

No Conflict.  Except as set forth on Schedule 4.1.1, neither the execution and delivery of this Agreement by the Sellers nor the execution and delivery of the Ancillary Agreements to which the Sellers are a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by the Sellers will (a) contravene, conflict with, or result in a violation of or default under any provision of the Organizational Documents of the Company, (b) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which the Company is subject, (c) assuming all Consents are obtained, violate or conflict with, in any material respect, or result in a material default under, or give any Person the right to exercise any material remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or materially modify any Material Contract, or (d) result in the imposition or creation of any Lien upon or with respect to any of the assets owned, leased or licensed by the Company.  No action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which the Sellers are a party or the consummation by the Sellers of any of the transactions contemplated hereby or thereby.

4.1.2

Restrictions on Transfer.  There are no voting trust agreements, powers of attorney, stockholders agreements, proxies or any other Contracts to which the Company is a party or by which the Company is bound relating to the sale, transfer, voting, registration, acquisition, distribution rights or disposition of any of the capital stock of the Company or otherwise granting any Person any right in respect of the capital stock of the Company.

4.1.3

Organizational Matters.  The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Wisconsin.  The Company has the corporate power and authority to own or lease its properties and assets as and where currently owned or leased and to carry on all business activities currently conducted by the Company.  The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its assets makes such qualification necessary, except where the lack of such qualification would not have a Material Adverse Effect.

4.1.4

Documentation.  The stock register of the Company (a copy of which has been made available for inspection by the Buyer and its Representatives) is true and complete in all material respects. The minute books and stock record books of the Company are complete and correct in all material respects and have been maintained in accordance with commercially reasonable business practices.  The minute books of the Company contain materially accurate and complete records of all meetings held by, and corporate action taken by, the stockholders, the boards of directors and committees of the boards of directors of the Company.

4.1.5

Capitalization.  The authorized capital stock of the Company consists of Twenty Thousand (20,000) shares of One Dollar ($1.00) par value common stock.  Schedule 4.1.5 sets forth a true and correct capitalization table for the Company.  All of the issued and outstanding capital stock of the Company was duly authorized, validly issued and is fully paid and nonassessable.  There are no outstanding or authorized warrants, options, subscriptions, convertible or exchangeable securities or other agreements pursuant to which the Company is or may become obligated to issue or sell any of its capital stock.  There are no agreements, voting trusts, proxies, or understandings to which the Company is a party with respect to the voting, or registration under the Securities Act, of any shares of capital stock of the Company.  All of the issued and outstanding shares of capital stock of the Company were issued in compliance with applicable federal and state securities Legal Requirements. Except as set forth on Schedule 4.1.5, there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

4.1.6

Subsidiaries.  The Company does not own any equity interest in another Person.

4.1.7

Title to Assets.  The Company has good and marketable title to, a valid leasehold interest in, or has the valid and enforceable right to use, all properties and assets (whether tangible or intangible) used by the Company in connection with the conduct of the Business as presently conducted, free and clear of all Liens, other than Permitted Liens.

4.1.8

Real Estate.

(a)

The Company does not lease any real property.  Schedule 4.1.8(a) lists all of the Owned Real Property.  No pending Proceedings or Orders exist against the Company or, to the Knowledge of the Seller, any other party which would require the repair, alteration or correction of any existing condition of any portion of any of the Owned Real Property.  The Company has not received any written notice from any Governmental Body that any of the improvements on the Owned Real Property or the Company’s use of the Owned Real Property violates any use or occupancy restrictions, any covenant of record or any zoning or building Legal Requirement.  To the Knowledge of the Seller, the current use and operation of the Owned Real Property is in compliance in all material respects with all applicable Legal Requirements including without limitation Legal Requirements relating to parking, zoning, land use and public and private covenants and restrictions.  To the Knowledge of the Seller, the Owned Real Property is not subject to any rights of way, building use restrictions, exceptions, easements, variances, reservations, or limitations of any nature except (i) mortgages or security interests shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default or event that, with notice or lapse of time or both, would constitute a default, exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default or event that, with notice or lapse of time or both, would constitute a default, exists, (iii) Liens for current Taxes not yet due, (iv) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the Owned Real Property, or materially impairs the operations of the Business, (v) zoning laws and other land use restrictions that do not materially impair the present use of the Owned Real Property, (vi) as recorded in the public records of Kenosha County, Wisconsin, and (vii) as would be disclosed by a current, accurate ALTA/ACSM Land Title Survey of the Owned Real Property.  There are no pending condemnation or eminent domain Proceedings with respect to the Owned Real Property.

(b)

To the Knowledge of the Seller, (i) the buildings, plants, structures, furniture,  and material machinery, tools, dies, fixtures and equipment of the Company including the facility located on the Owned Real Property are structurally sound and are in good and serviceable operating condition and repair, ordinary wear and tear excepted; and (ii) all such buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment including such facility are sufficient to carry on the business of the Company as it is currently conducted.

4.1.1

Proceedings.  There is not currently, nor has there been for the three (3) years immediately preceding the Closing Date, any Proceeding pending or, to the Knowledge of the Seller, threatened against the Company.  The Company is not currently subject, and the Company has not been subject during the three (3) years immediately preceding the Closing Date, to any Order affecting the properties, assets, personnel or business activities of the Company.

4.1.2

Intellectual Property.

(a)

Schedule 4.1.10(a) lists all of the following Owned Intellectual Property:  (i) all United States and foreign issued design patents and utility patents, all pending applications relating to any inventions or designs and all renewals, reissues, divisionals, continuations, continuations-in-part and extensions of the foregoing; (ii) all registered trademarks, registered service marks and trademark and service mark applications; (iii) all registered copyrights and copyright applications and all renewals and extensions; and (iv) all domain name registrations.

(b)

Schedule 4.1.10(b) lists all Licenses (excluding shrink-wrap, click-wrap, click-through or other similar licenses with respect to off-the-shelf or generally available personal computer software), under which the Company is subject to receive, or obligated to pay, as the case may be, fees (including support and maintenance fees) of more than Twenty Thousand Dollars ($20,000) per annum following the Closing.

(c)

The Company owns or has a right to use all Intellectual Property used in the Business, except for instances in which the failure to receive the right to use any Intellectual Property would not have a Material Adverse Effect.  All Owned Intellectual Property is owned free and clear of all Liens except for Permitted Liens.

(d)

There is no Proceeding pending or, to the Knowledge of the Seller, threat of a Proceeding (i) by any Person against the Company relating to the use of any Intellectual Property or challenging the ownership of any Owned Intellectual Property used in the Business, or (ii) asserted by the Company against any Person relating to any Owned Intellectual Property.  To the Knowledge of the Seller, during the last three (3) years, there have been no infringing uses by third parties of the Owned Intellectual Property.  The Company has not (i) to the Knowledge of the Seller, interfered in, infringed upon, misappropriated, violated or otherwise come into conflict with any Intellectual Property rights of any third party, and (ii) received any written charge, complaint, claim or notice (including an offer to license) alleging any such interference, infringement, misappropriation or violation.

(e)

All of the issued patents owned by the Company are currently in compliance with formal Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and, to the Knowledge of the Seller, are valid and enforceable.

(f)

All trademarks owned by the Company that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) and, to the Knowledge of the Seller, are valid and enforceable.

4.1.3

Financial Statements.

(a)

The Financial Statements attached to Schedule 4.1.11(a) present fairly in all material respects the financial position of the Company as of the dates designated therein and the results of operations and cash flows for the periods designated therein, and were prepared in accordance with the principals, practices, methodologies and policies historically used by the Company, subject, in the case of the interim financial statements, to normal recurring year-end adjustments and the absence of footnotes.

(b)

All accounts receivable of the Company reflected on the Financial Statements represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business of the Company.  Except as set forth on Schedule 4.1.11(b) and subject to any reserve shown on the Financial Statements or the Closing Financial Statements, each of the accounts receivable will be collected in full, without any setoff, within one hundred twenty (120) days after the Closing Date.

(c)

To the Knowledge of the Seller, the Company has no liabilities of any kind that are required to be reflected on a balance sheet prepared in accordance with GAAP, other than (i) liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business of the Company which would not individually or in the aggregate have a material adverse impact on the Business as a whole, (ii) to the extent and for the amount reflected as a liability on any of the Financial Statements or the Closing Financial Statements, and (iii) liabilities of the nature addressed  by the subject matter of the Sellers’ representations and warranties in this Article IV (regardless of whether the facts and circumstances underlying such liability would have constituted a breach of a representation and warranty of the Sellers hereunder).

(d)

The prices for customer orders outstanding as of the date prior to the Closing, including those related to the S&C Electric Company orders set forth on Schedule 4.1.11(d), were offered to such customers in the Ordinary Course of Business of the Company.

4.1.4

Taxes.

(a)

The Company has duly and timely filed all Tax Returns required to be filed prior to the Closing Date and such Tax Returns are true, correct and complete in all material respects.  The Company has complied in all material respects with all applicable Legal Requirements relating to the withholding of Taxes and has duly and properly withheld from salaries, wages and other compensation, and paid over to the appropriate Governmental Bodies, all amounts required to be so withheld and paid over for all periods. The Company has collected all sales, use or similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Bodies, or has been furnished properly completed exemption certificates and has maintained all such records and supporting documentation in the manner required by all applicable sales and use Tax Legal Requirements.

(b)

The Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c)

No unresolved written claim has been made against the Company by a Governmental Body in a jurisdiction where the Company has never paid Taxes or filed Tax Returns asserting that the Company is or may be subject to Taxes assessed by such jurisdiction.

(d)

None of the Tax Returns of the Company are currently the subject of an audit by a Governmental Body.  Schedule 4.1.12(d) contains a list of all audits of all Tax Returns of the Company  during the three (3) years immediately preceding the Closing Date.  There are no Liens for Taxes upon any of the assets of the Company.

(e)

Except as set forth on Schedule 4.1.12(e), the Company is not a party to any Tax allocation or sharing agreement and the Company has not been a member of an “affiliated group” filing a federal consolidated income Tax Return.

(f)

The Company has not been a party to or engaged in a “reportable transaction” as defined in the Treasury Regulations promulgated under Section 6011 of the Code (or any other similar applicable Legal Requirement).

4.1.5

Material Contracts.  Schedule 4.1.13 lists all Material Contracts.  A complete copy of each Material Contract, and all amendments thereto, have been provided to the Buyer.  Each Material Contract is legal, valid, binding, enforceable and in full force and effect against the Company, and, to the Knowledge of the Seller, the other parties thereto. Neither the Company nor, to the Knowledge of the Seller, any other Person who is a party to any Material Contract is in breach or default under any Material Contract (with or without the lapse of time, or the giving of notice, or both).  The Company has not sent or received any written notice of breach, termination or cure with respect to any Material Contract that is not currently resolved.  Except as set forth in Schedule 4.1.13, the transfer of the Subject Securities contemplated by this Agreement will not result in any default, penalty or modifications to any such Material Contracts.

4.1.6

Personnel Matters; Labor Practices.

(a)

Schedule 4.1.14(a) sets forth a true, correct and complete list of (i) all employees, officers and directors of the Company as of September 25, 2015, including those individuals on leave of absence or layoff status or temporary military recall, together with their date of employment, job title, current rates of salary, wages or commissions; (ii) each current employee/officer who has entered into a written contract for employment or a confidentiality/assignment of inventions agreement with the Company.

(b)

The Company is in compliance in all material respects with all applicable Legal Requirements, including the Occupational Safety and Health Law relating to the employment of labor including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, workplace safety, discrimination, immigration and the payment of social security and other Taxes.

(c)

The Company is not a party to any Contract with any union, trade union, labor organization, employee group or similar entity which affects the employment of employees, including, but not limited to, any collective bargaining agreements, agreements with trade unions or labor contracts.  The Company has not been subject to a strike, involuntary slowdown or other involuntary work stoppage during the three (3) year period immediately preceding the date hereof and, to the Knowledge of the Seller, there are no such strikes, slow-downs or work stoppages threatened against the Company.

(d)

Except as set forth in Schedule 4.1.14(d), to the Knowledge of the Seller, no employee with annual compensation in excess of Seventy-Five Thousand Dollars ($75,000) or group of at least five (5) employees has notified the Sellers of his/her or their intention to terminate employment with the Company.

(e)

The Company is not a party to any collective bargaining agreement.  Since March 1, 2011, there has not been, there is not presently pending or existing, and to the Knowledge of the Seller, there is not threatened, (i) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with the Equal Employment Opportunity Commission, or (ii) any petition for certification of a collective bargaining agent.

4.1.7

Benefit Plans.

(a)

Schedule 4.1.15(a) lists each Plan.  Except as may be necessary to comply with a Legal Requirement, the Company has no legally binding commitment to create any additional Plan, to modify or change any existing Plan, or to terminate any existing Plan that would affect any current or former employee of the Company.  Except for any Plans set forth on Schedule 4.1.15(a), no Company Plans are defined benefit pension plans, qualified plans or multi-employer plans.  The Company has made available to the Buyer (i) true and complete copies of each Plan (including all amendments thereto), (ii) any trust agreement and contracts or insurance policies relating to each Company Plan, and (iii) the most recent summary plan description for each Plan.

(b)

The form of each Pension Plan and Welfare Plan is in material compliance with the applicable terms of ERISA, the Code and other applicable Legal Requirements and such Plans have been operated in material compliance with such applicable Legal Requirements and the written Plan documents.  The Company has complied, in all material respects, with all provisions, rules, regulations and legislation relating to funding requirements for each Company Plan.  No past service funding liabilities exist under any Company Plan.  Each Company Plan has been duly authorized by the board of directors and shareholders of the Company.  Neither the Company nor, to the Knowledge of the Seller, any fiduciary of a Pension Plan has materially violated the requirements of Section 404 of ERISA.  All required reports with respect to the Pension Plans and Welfare Plans have been (when required) timely filed with the IRS, the U.S. Department of Labor or other applicable Governmental Body.  No Pension Plan or Welfare Plan is currently under audit or review by any Governmental Body and, to the Knowledge of the Seller, no such audit or review has been threatened.  No charge, complaint or Proceeding with respect to any Pension Plan or Welfare Plan or the administration or the investment of the assets of any such Plan (except those routinely submitted in the ordinary course of Plan administration) is pending or, to the Knowledge of the Seller, threatened against any such Plan.

(c)

The Company has or will have made prior to the Closing Date all required contributions and paid in full all required insurance premiums and other required payments with regard to the Plans for policy or Plan years or other applicable periods ending on or before the Closing Date to the extent due or owing on or before the Closing Date or will have accrued the same on the Final Pricing Statement.

(d)

The Company has never maintained, sponsored, participated in or contributed to, or has any liability with respect to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.  The Company has never contributed to, or has any actual or potential liability with respect to, any “multiemployer pension plan” as defined in Section 3(37) of ERISA.

(e)

Except as set forth on Schedule 4.1.15(e), the consummation of the transactions contemplated by this Agreement will not (i) entitle any Person currently or formerly providing services to the Company to severance pay or any other payment or form of compensation or benefit upon termination of services, or (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any such current or former service provider.

(f)

Except as required by COBRA or similar applicable Legal Requirements, neither the Sellers nor the Company has made any promises with respect to welfare benefit plans within the meaning of Section 3(1) of ERISA that provide for continuing benefits or coverage for any former employees or retirees of the Company, including, but not limited to retiree medical benefits.

4.1.8

Events Since Balance Sheet Date.  Since the Balance Sheet Date, the Business has not suffered any Material Adverse Effect.  Except as set forth on Schedule 4.1.16, since the Balance Sheet Date, the Company has not:

(a)

Except for the Excluded Assets which may be transferred to the Sellers or their designees on or prior to the Closing Date, sold, transferred, leased or otherwise disposed of, or agreed to sell, transfer, lease or otherwise dispose of, any material assets or properties other than in the Ordinary Course of Business of the Company;

(b)

Except for normal merit, cost-of-living and promotional increases to employees consistent with past practices of the Company, made or agreed to make any change in the rate of compensation, commission, bonus or other remuneration payable to, or granted any severance or termination pay to, or increased benefits payable under any existing severance or termination pay policies to, or entered into or modified any employment agreements with, any employees;

(c)

Made or granted any increase in, or amended or terminated, any existing Plan or adopted any new Plan;

(d)

Purchased, redeemed or otherwise acquired or retired for value any of its capital stock or engaged in any recapitalization, issuance or other transaction involving its capital stock;

(e)

Changed the Company's authorized or issued capital stock, granted any stock option or right to purchase shares of capital stock of the Company; issued any security convertible into such capital stock; granted any registration rights, warrants or stock awards; purchased, redeemed, retired, or otherwise acquired any shares of any such capital stock; or, except for the Excluded Assets which may be transferred to the Sellers or their designees on or prior to the Closing Date, declared or paid any dividend or other distribution or payment in respect of shares of capital stock;

(f)

Amended its Organizational Documents;

(g)

Made any change in accounting methods or practices, or Tax reporting principles, other than changes required by changes in GAAP or the Code;

(h)

Entered into any partnership, joint venture or similar relationship in which an equity interest of another Person was acquired;

(i)

Acquired any business enterprise whether via stock purchase, asset purchase or otherwise;

(j)

Made any capital expenditures or commitments therefor such that the aggregate outstanding amount of unpaid obligations and commitments with respect thereto shall comprise in excess of One Hundred Thousand Dollars ($100,000) on the date hereof;

(k)

Incurred damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, in excess of One Hundred Thousand Dollars ($100,000);

(l)

Except in the Ordinary Course of Business of the Company, entered into any Material Contract or terminated or received written notice of termination of any Contract that would be a Material Contract if not so terminated;

(m)

Granted or made any mortgage or pledge or subjected the Company or any of its properties or assets (tangible or intangible) to any Lien, except Permitted Liens;

(n)

Made any commitment or incurred any liability, through negotiations or otherwise, to any labor organization which could have a Material Adverse Effect;

(o)

Increased or established any reserve for Taxes or other liabilities on the books of the Company or otherwise provided therefore, except for Taxes or other liabilities relating to the Ordinary Course of Business of the Company; or wrote up or down the value of inventory or determined as collectable any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with GAAP and in the Ordinary Course of Business of the Company consistent with past practice; or

(p)

Entered into any Contract to do any of the foregoing.

4.1.9

Environmental Matters.  Except as set forth on Schedule 4.1.17:

(a)

The Company has not received written notice from any Governmental Body or any third party of (i) any Hazardous Substances which have been generated, treated, stored, handled or removed from or disposed of on the Owned Real Property by the Company in violation of any Environmental Law, (ii) any Hazardous Substances which have migrated onto the Owned Real Property from any adjacent property or which have migrated, emanated or originated from the Owned Real Property onto any other property, (iii) any actual or alleged material violation or, to the Knowledge of the Seller, pending or threatened investigation of a material violation (defined, if quantifiable, as a violation whose financial impact is or is expected to be greater than $15,000) of any Environmental Law or Occupational Safety and Health Laws by the Company or with respect to the Owned Real Property, or (iv) any abatement, removal, remedial, corrective or other response actions required of the Company or, to the Knowledge of the Seller, any third party in connection with presence of Hazardous Substances on the Owned Real Property.

(b)

The Company has obtained all material Governmental Authorizations required for the operation of the Business and the use of the Owned Real Property as required by any Environmental Law or Occupational Safety and Health Laws and such Governmental Authorizations are in full force and effect and the Company is in material compliance with the terms and conditions of such Governmental Authorizations.

(c)

There exists no pending Environmental Claim or Occupational Safety and Health Law Claim against the Company which would have a Material Adverse Effect.

(d)

To the Knowledge of the Seller, the Company is in compliance, in all material respects, with all present interpretations of, or enforcement policies applicable to Environmental Laws and Occupational Safety and Health Laws.

(e)

True, correct and complete copies of all environmental reports and related documentation from the past six (6) years in the possession or control of the Company with respect to the Owned Real Property has been made available to the Buyer.

The representations and warranties set forth in this Section 4.1.17 are the sole and exclusive representations and warranties with regard to environmental matters.

4.1.10

Insurance.  Schedule 4.1.18 lists all insurance and bonds currently maintained by the Company and any self-insurance arrangement by the Company including any reserves established thereunder.  Each such insurance policy and bond is in full force and effect, and the Company has not received written notice of any cancellation or threat of cancellation of such insurance or bond.  The Company has paid all insurance premiums due, and is not in default under each such insurance policy and, to the Knowledge of the Seller, no event has occurred which, with notice or the lapse of time, would constitute such a default.

4.1.11

Compliance with Legal Requirements; Governmental Authorizations.  The Company is in material compliance with all applicable Legal Requirements.  No notice has been issued and no Proceeding is pending or, to the Knowledge of the Seller, threatened against the Company with respect to any alleged violation of any Legal Requirement applicable to the Company.  The Company has all material Governmental Authorizations required by all Legal Requirements applicable to the operation of the Business.  The material Governmental Authorizations issued to the Company are in full force and effect and the Company is in compliance in all material respects with such applicable Governmental Authorizations.  Schedule 4.1.19 contains a complete and accurate list of each Governmental Authorization that is held by the Company.  Unless by its terms it is non-transferable, each such Governmental Authorization shall remain in full force and effect immediately following the Closing.

4.1.12

Customers and Suppliers.  Schedule 4.1.20 lists the ten (10) largest customers (based on aggregate gross sales) and the ten (10) largest suppliers (based on aggregate purchases of materials and supplies used in the manufacturing operations of the Company) for the Company for the fiscal year ended December 31, 2014 and for the period beginning on January 1, 2015 and ending on the Balance Sheet Date.  The Sellers have not received written notice that any such customer or supplier intends to terminate its relationship with the Company.

4.1.13

Accounts; Safe Deposit Boxes.  Schedule 4.1.21 lists all bank and savings accounts and safe deposit boxes of the Company and all persons authorized to sign thereon.

4.1.14

Brokers; Agents.  The Company has not dealt with any agent, finder, broker or other Representative in any manner which could result in the Buyer being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement.

4.1.15

Affiliate Transactions.  Except as set forth in Schedule 4.1.23, no Seller owns any material property or assets used by the Company or is a party to any Material Contract with the Company, other than salaries, expense reimbursement and benefits in respect of employment or services provided in the Ordinary Course of Business of the Company.

4.1.16

Product Warranty/Products.  Schedule 4.1.24 hereto contains an accurate and complete statement of all written warranties, warranty policies, service, subscription and maintenance agreements of the Company.  To the Knowledge of the Seller, there are no material warranty liabilities or recalls of the Company’s products, and, to the Knowledge of the Seller, there are no material claims for service, repair, replacement, refund or recall that are pending with respect to the Company’s products.  The Company has not manufactured, sold or otherwise distributed for sale any products that, to the Knowledge of the Seller, have been implanted in the human body.

4.1.17

Product Liability.  Schedule 4.1.25 contains a complete and accurate list and summary description of all Proceedings pending, or to the Knowledge of the Seller, threatened against the Company arising from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product assembled or sold by the Company prior to the Closing Date, including but not limited to any claims arising from or alleged to arise from any actual or alleged exposure to asbestos and/or asbestos containing materials.  All such claims are fully covered by product liability insurance subject to applicable deductibles and available limits of coverage or if not are noted on Schedule 4.1.25.  To the Knowledge of the Seller, there are no recalls pending or threatened with respect to any products of the Company.

4.2

Warranties and Representations Regarding the Sellers

.  Each Seller hereby warrants and represents to the Buyer, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article IX, below, that except as set forth in the Disclosures Schedules, the following statements are true and correct as to such Seller as of the date hereof:

4.2.1

Title to Subject Securities.  Such Seller is the beneficial and record owner of the Subject Securities set forth opposite such Seller’s name on Schedule 4.1.5 and at the Closing will deliver to the Buyer good and marketable title to such Subject Securities free and clear of all Liens other than transfer restrictions under applicable federal and state securities laws.

4.2.2

Authority.  Each Seller has the absolute and unrestricted right, power, authority and capacity to enter into, execute and deliver this Agreement and the Ancillary Agreements to which such Seller is a party, and such Seller has the power and authority to sell, transfer and deliver to the Buyer the full legal and beneficial ownership in the Subject Securities set forth opposite such Seller’s name on Schedule 4.1.5 pursuant to this Agreement and to consummate the transactions contemplated herein.  This Agreement has been, and each Ancillary Agreement to which such Seller is a party will be, duly and validly executed and delivered by such Seller, and this Agreement and such Ancillary Agreements are and shall constitute the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a Proceeding in equity or an action at law)

4.2.3

No Conflict.  Neither the execution and delivery of this Agreement or the Ancillary Agreements to which such Seller is a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by such Seller will (a) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which such Seller or the Subject Securities owned by such Seller are subject, (b) violate or conflict with, or result in a default under, any material Contract by which the Subject Securities owned by such Seller are bound, or (c) result in the imposition or creation of any Lien upon or with respect to the Subject Securities owned by such Seller.  No action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by such Seller in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which such Seller is a party or the consummation by such Seller of the transactions contemplated hereby.

4.2.4

Restrictions on Transfer.  There are no voting trust agreements, powers of attorney, stockholder agreements, proxies or any other Contracts to which such Seller is a party or by which such Seller or the Subject Securities owned by such Seller are bound relating to the sale, transfer, voting, registration, acquisition, distribution rights or disposition of any of the Subject Securities owned by such Seller or otherwise granting any Person any right in respect of the Subject Securities owned by such Seller and there are no existing restrictions on the transfer of the Subject Securities owned by such Seller other than restrictions imposed by applicable Legal Requirements.

4.2.5

Proceedings.  There is no Proceeding pending or, to the Knowledge of the Seller, Threatened against such Seller, which would affect the ability of such Seller to consummate the sale of the Subject Securities owned by such Seller or the other transactions contemplated by this Agreement or the Ancillary Agreements.  Such Seller is not subject to any Order that relates to the Subject Securities owned by such Seller or to the Business.  Such Seller has no cause of action or other claim whatsoever against or owes any amount to or is owed any amount by the Company in excess of One Hundred Thousand Dollars ($100,000), other than salaries, expense reimbursement and benefits in respect of employment or services provided in the Ordinary Course of Business of the Company and except for such Seller’s rights under this Agreement.

4.2.6

Ownership Interests.  Such Seller does not own, directly or indirectly, any debt, equity or other interest or investments in any corporation, firm or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of the Company.

4.2.7

Brokers; Agents.  Such Seller has not dealt with any agent, finder, broker or other Representative in any manner which could result in the Buyer being liable for any fee or commission in the nature of a finder’s fee or originator’s fee in connection with the subject matter of this Agreement.

4.3

Disclaimer of Other Representations and Warranties

  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY SELLER BE LIABLE UNDER THIS AGREEMENT OR OTHERWISE FOR ANY EXEMPLARY, PUNITIVE, REMOTE, SPECULATIVE, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES OR LOSS OF PROFITS, AND NO CLAIM SHALL BE MADE OR AWARDED AGAINST THE ESCROW AMOUNT, OR AGAINST ANY SELLER, FOR ANY SUCH DAMAGES OR LOSS OF PROFITS.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV AS QUALIFIED BY THE DISCLOSURE SCHEDULES, NONE OF THE COMPANY, ANY SELLER, ANY AFFILIATE OF THE COMPANY OR ANY SELLER, OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIVE OF THE COMPANY OR ANY SELLER, ON BEHALF OF THE COMPANY OR ANY SELLER MAKES ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO (A) THE SELLERS, THE COMPANY OR THEIR RESPECTIVE AFFILIATES, (B) THE BUSINESS OR THE OPERATIONS, ASSETS, PROSPECTS OR FINANCIAL CONDITION OF THE COMPANY, (C) THE INCOME POTENTIALLY TO BE DERIVED FROM THE BUSINESS OR THE COMPANY OR THE VALUE OF THE BUSINESS OR THE COMPANY, (D) THE SUBJECT SECURITIES, (E) THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY ANCILLARY AGREEMENT OR (F) ANY OTHER MATTER WHATSOEVER.

ARTICLE V
Warranties and Representations of the Buyer

The Buyer hereby warrants and represents to the Sellers, which warranties and representations shall survive the Closing for the periods, and subject to the limitations, set forth in Article IX, below, that the following statements are true and correct as the date hereof:

5.1

Authority

.    The Buyer has the absolute and unrestricted right, power and authority and capacity to enter into, execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated herein.  The execution and delivery of this Agreement has been, and the execution and delivery of each Ancillary Agreement to which the Buyer is a party will be, duly and validly authorized by all necessary organizational action on the part of the Buyer.  This Agreement has been, and each Ancillary Agreement to which the Buyer is a party will be, duly and validly executed and delivered by the Buyer and this Agreement and such Ancillary Agreements are and shall constitute legally, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, subject in each case to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a Proceeding in equity or an action at law).

5.2

No Conflict

.  Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Buyer is a party nor the consummation or performance of any of the transactions contemplated hereunder or thereunder by the Buyer will (a) contravene, conflict with, or result in a violation of or default under any provision of the Organizational Documents of the Buyer, (b) contravene, conflict with, or result in a violation of or default under any Legal Requirement or any Order to which the Buyer is subject, or (c) violate or conflict with, result in a default under, or give any Person the right to exercise any remedy under any material Contract to which the Buyer is subject.  No action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is required to be obtained or made by the Buyer in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer is a party, or the consummation by the Buyer of any of the transactions contemplated hereby or thereby.

5.3

Organizational Matters

.  The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware.  The Buyer has the organizational power and authority to own or lease its properties and assets and to carry on all business activities currently conducted by it.

5.4

Proceedings

.  There is no Proceeding pending or, to the knowledge of the Buyer, threatened against the Buyer which would affect the ability of the Buyer to consummate the purchase of the Subject Securities or the other transactions contemplated by this Agreement or the Ancillary Agreements.

5.5

Diligence

.  The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Subject Securities.  The Buyer confirms that (a) the Buyer has conducted such investigations of the Company and the Business as the Buyer deems necessary in connection with the execution of this Agreement and the Ancillary Agreements to which the Buyer is a party and the consummation of the transactions contemplated hereby and thereby, (b) the Buyer and its Representatives have been permitted access to the Records, facilities, equipment, Tax Returns, Contracts and other properties and assets of the Company which the Buyer and its Representatives have desired and requested to see or review, and (c) the Company has made available to the Buyer the opportunity to ask questions of William A. Hardt in order to acquire additional information about the Business and financial condition of the Company.  In connection with such investigation, the Buyer and its Representatives may have received from or on behalf of the Company certain estimates, budgets, forecasts, plans and financial projections (“Forward-Looking Statements”), and the Buyer hereby acknowledges that (i) there are uncertainties inherent in making Forward-Looking Statements and (ii) it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements so furnished to it and its Representatives (including the reasonableness of the assumptions underlying such Forward-Looking Statements where such assumptions are explicitly disclosed).  The Buyer further acknowledges that none of the Company, any Seller or any other Person has made or is making any representation or warranty with respect to, or is or will be subject to any liability to the Buyer, or any other Person resulting from the distribution to the Buyer or its agents, or its or their use of Forward-Looking Statements.

5.6

Brokers; Agents

.  The Buyer has not dealt with any agent, finder, broker or other Representative in any manner which could result in the Sellers or the Company being liable for any fee or commission in the nature of a finder’s or originator’s fee in connection with the subject matter of this Agreement.

ARTICLE VI
Disclosure Schedules

The schedules and information set forth in the Disclosure Schedules refer to the section or paragraph of this Agreement to which such schedule and information is responsive, and each such schedule and information shall be deemed to have been disclosed with respect to all other sections and paragraphs of this Agreement for which the same is reasonably apparent on its face.  All capitalized terms used in the Disclosure Schedules and not otherwise defined therein shall have the same meanings as are ascribed to such terms in this Agreement.  The Disclosure Schedules shall not vary, change or alter the literal meaning of the representations and warranties of the Sellers contained in this Agreement, other than creating exceptions thereto which are responsive to the language of the warranties and representations contained in this Agreement.

ARTICLE VII
Covenants

7.1

Cooperation

.  The parties shall cooperate with each other and shall cause their respective Representatives to cooperate with each other after the Closing to ensure the orderly transition of the ownership of the Company and control of the Business to the Buyer and to minimize any disruption to the Business that might result from the transactions contemplated hereby.

7.2

Records/Personnel

.

(a)

The Sellers may, after the Closing, retain copies of the Records, including Records stored on computer disks or any other storage medium, as the Sellers are reasonably likely to need to meet accounting, auditing and Tax requirements or any Legal Requirement.  The Buyer shall retain, and shall cause the Company to retain, the Records for a period of at least seven (7) years after the Closing.  Following the expiration of such seven (7) year period, the Buyer and the Company may dispose of such Records; provided that, if requested by the Seller Representative prior to such expiration, the Buyer shall deliver, and shall cause the Company to deliver, to the Seller Representative, at the Sellers’ expense, any of such Records as the Seller Representative may reasonably request.  During the period in which the Buyer and the Company maintain such Records, upon reasonable notice and request by the Seller Representative, the Buyer shall permit, and shall cause the Company to permit, during normal business hours, any Representative of the Sellers to examine, copy and make extracts from all Records, all without cost, surcharge or expense to the Sellers other than reasonable copy charges, as the Sellers are reasonably likely to need in connection with any accounting, auditing or Tax requirements or any Legal Requirement or in connection with any claims or Proceedings, including, but not limited to, any financial reporting obligation and in connection with any other such matter as may be reasonably requested by the Seller Representative.

(b)

The Buyer shall also cause the Company to make employees of the Company available to the Sellers and their Representatives at such employee’s normal business location and during such employee’s normal business hours to provide such assistance to the Sellers as may be reasonably requested by the Seller Representative from time to in connection with the Sellers’ involvement in the Company, as follows:

(i)

To reasonably assist, as requested, in responding to inquiries from or audits by or required by any Governmental Body or to assist, as requested, in connection with any Legal Requirement, including preparation of responses and other required documents;

(ii)

To provide reasonable support and information as necessary in connection with any accounting requirements or to prepare appropriate financial statements including, without limitation, the Final Pricing Statement;

(iii)

To provide reasonable support and information necessary for preparing Tax Returns for periods prior to and including the years ending on or prior to the Effective Time;

(iv)

To provide reasonable support and information to respond to any Tax inquiries, audits or other Proceedings for any period or partial period prior to the Effective Time; and

(v)

To provide other reasonable assistance of a similar nature as may be reasonably required by a Seller or the Seller Representative.

7.3

Publicity

.  The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party hereto or such party’s Affiliates or Representatives without the prior consent of the other parties hereto, except:  (a) in any documents utilized in connection with the Buyer’s financing for the transactions contemplated herein but only after such financial Representatives have been informed of the confidential nature of such information and this transaction and the Buyer shall take reasonable efforts to cause such financial Representatives to not disclose the same and shall be responsible for disclosure by such financial Representatives; and (b) as such release or announcement may be required by applicable Legal Requirements, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

7.4

Execution of Additional Documents

.  From time to time after the Closing, as and when requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

7.5

EPLI Policy

.  Following the Closing, the Sellers shall use commercially reasonable efforts to extend the reporting period for the Company’s Employment Practice Liability Insurance Policy to the six (6) year anniversary of the Closing Date.

7.6

Vehicle Lease

.  Following the Closing, the parties shall use commercially reasonable efforts to transfer to William A. Hardt that certain Lease No. 5281, dated June 24, 2015, by and between Phil Tolkan Leasing Co., Inc. and the Company.  Until such transfer, William A. Hardt shall have the right to use the vehicle leased by the Company pursuant to such Lease and shall reimburse the Company for any lease payments and maintenance costs related to such vehicle during the period of his use.

ARTICLE VIII
Restrictive Covenants

8.1

Non-Competition

.  In consideration of the mutual covenants provided for herein and the compensation to be paid to the Sellers at the Closing, for a period of five (5) years from the Closing Date, (the “Non-Compete Period”) no Seller shall engage, directly or indirectly, in the business of designing and manufacturing customized magnetics, including transformers and related components, power supplies and electrical assemblies (the “Restricted Business”) worldwide; provided, however, that any Seller may acquire or otherwise own less than a five percent (5%) equity interest in a publicly held enterprise engaged in the Restricted Business as long as such Seller does not render advice or assistance to such enterprise. In addition, during the Non-Compete Period, no Seller shall, directly or indirectly, persuade or attempt to persuade any employee of the Company to leave the Company's employ, or to become employed by any Person other than the Company for the purpose of engaging in the Restricted Business.  Each Seller agrees that the provisions of this Section 8.1 are reasonable and necessary for Buyer's protection and that if any portion hereof shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to one or more periods of time, geographic area, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect and that any such invalid or unenforceable provision shall be deemed, without further action on the part of any Person, modified and limited to the extent necessary to render the same valid and enforceable in such jurisdiction.

8.2

Non-Disclosure of Confidential Information

.  Each of the Sellers acknowledges that such Seller shall not, at any time during the five (5) year period following the Closing Date, disclose any Confidential Information to anyone other than to Representatives of the Buyer (except for any such Confidential Information which is required to be disclosed by such Seller in connection with any Proceeding or pursuant to any Legal Requirement, and then only after such Seller has given written notice to the Buyer of the intention to disclose such Confidential Information and has given the Buyer a reasonable opportunity to contest the need for such disclosure, and such Seller shall cooperate with the Buyer, at the Buyer’s expense, in connection with any such contest).

8.3

Enforcement

.  In addition to all other legal remedies available to the Buyer for the enforcement of the covenants of this Article VIII, each Seller further agrees that the remedies at law in the event of a breach of or a default under this Article VIII would be insufficient and that Buyer shall be entitled to the immediate grant of equitable relief including, but not limited to, the remedy of specific performance to enjoin any breach, or the continuation of any breach, of the provisions of this Article VIII.  If any proceeding is brought to enforce this Article VIII, the prevailing party shall be entitled to recover its attorneys’ fees incurred in connection with such proceeding from the other party.

ARTICLE IX
Indemnification

9.1

Indemnification by the Sellers

.  Subject to the limitations, conditions and restrictions set forth in this Agreement, the Sellers shall jointly and severally  indemnify the Buyer and its Affiliates (including, after the Closing, the Company) (collectively, the “Buyer Indemnified Parties”) and hold each of them harmless from and against any and all Losses of or against the Buyer Indemnified Parties to the extent resulting from or arising out of:

(a)

any breach of any representation or warranty made by the Sellers in this Agreement or in any Ancillary Agreement executed by a Seller;

(b)

any breach or non-fulfillment of any covenant of the Sellers contained in this Agreement or in any Ancillary Agreement executed by a Seller; or

(c)

the Northlake Power Patents.

Notwithstanding the foregoing, (i) if a Seller breaches any of the representations and warranties applicable to such Seller which are set forth in Section 4.2, above, or in any Ancillary Agreement applicable only to that Seller, or (ii) if a Seller breaches any agreement or covenant applicable to such Seller, then in each such case such Seller shall be solely responsible for one hundred percent (100%) of the Losses arising from such breach and no other Seller shall have liability for the same.

9.2

Indemnification by the Buyer

.  Subject to the limitations, conditions and restrictions set forth in this Agreement, the Buyer shall indemnify the Sellers and their Affiliates (excluding, after the Closing, the Company) (collectively, the “Seller Indemnified Parties”) and hold each of them harmless from and against any and all Losses of or against the Seller Indemnified Parties to the extent resulting from or arising out of:

(a)

any breach of any representation or warranty made by the Buyer in this Agreement or in any Ancillary Agreement executed by the Buyer; or

(b)

any breach or non-fulfillment of any covenant of the Buyer contained in this Agreement or in any Ancillary Agreement executed by the Buyer.

9.3

Procedure Relative to Indemnification

.

(a)

In the event that any party hereto shall claim that it is entitled to be indemnified pursuant to the terms of this Article IX, such party (the “Claiming Party”) shall promptly notify the party or parties against which the claim is made (the “Indemnifying Party”) in writing of such claim (a “Claim Notice”) promptly after the Claiming Party receives notice of any action, Proceeding, demand, assessment, claim, loss, liability or damages, whether or not involving any claim of a third party (a “Third Party Claim”), that may reasonably be expected to result in a claim for indemnification by the Claiming Party against the Indemnifying Party.  The Claim Notice shall specify the breach of representation, warranty or covenant claimed by the Claiming Party and the Losses incurred by, or anticipated to be incurred by, the Claiming Party on account thereof.  If such Losses are final and liquidated in amount, the Claim Notice shall so state and such amount shall be deemed the amount of the claim of the Claiming Party.  If such Losses are not final and liquidated, the Claim Notice shall so state and in such event a claim shall be deemed asserted against the Indemnifying Party on behalf of the Claiming Party, but no payment shall be made on account thereof until the amount of such claim is liquidated and the Losses are finally determined.

(b)

The following provisions shall apply to claims of the Claiming Party which are based upon a Third Party Claim (including any form of Proceeding filed or instituted by any Governmental Body):

(i)

The Indemnifying Party shall have the right, upon receipt of the Claim Notice and at its expense, to defend such Third Party Claim in its own name or, if necessary, in the name of the Claiming Party; provided, however, that if the Third Party Claim involves a matter solely of concern to the Claiming Party in addition to the claim for which indemnification under this Article IX is being sought, such matter of sole concern shall be within the sole responsibility and expense of the Claiming Party and its counsel.  The Claiming Party will cooperate with and make available to the Indemnifying Party such assistance (including, without limitation, access to employees) and materials as may be reasonably requested of the Claiming Party, and the Claiming Party shall have the right, at the Claiming Party’s expense, to participate in the defense.  The Indemnifying Party shall have the right to settle and compromise such claim only with the consent of the Claiming Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless the following shall apply: (A) such settlement provides the Claiming Party with a full release from such Third Party Claim; and (B) the sole relief provided in such settlement is monetary damages that are paid in full by the Indemnifying Party.  Notwithstanding the foregoing to the contrary, the Seller Representative shall have the exclusive right to defend, control, dispute, settle and compromise any Third Party Claims arising under or related to Section 9.1(c), above, in its sole and absolute discretion, without the consent of any Person and the Buyer Indemnified Parties shall have no right to participate in the defense.

(ii)

In the event the Indemnifying Party shall notify the Claiming Party that the Indemnifying Party does not wish to defend the Third Party Claim, then the Claiming Party shall have the right to conduct a defense against such Third Party Claim and shall have the right to settle and compromise such Third Party Claim if it acts reasonably and in good faith upon fifteen (15) calendar days’ notice to, but without having to first obtain the consent of, the Indemnifying Party.

(c)

Once the amount of any claim under this Article IX is liquidated and the claim is finally determined, subject to this Article IX, the Claiming Party shall be entitled to pursue each and every remedy available to it at law or in equity to enforce the indemnification provisions of this Article IX, and in the event it is determined, or the Indemnifying Party agrees, that the Indemnifying Party is obligated to indemnify the Claiming Party for such claim, the Indemnifying Party agrees to pay all costs, expenses and fees, including reasonable and documented attorneys’ fees, which are incurred by the Claiming Party in attempting to enforce its indemnification rights under this Article IX, whether the same shall be enforced by suit or otherwise, which the Indemnifying Party and the Claiming Party agree are due to the Claiming Party or which a court, arbitrator or other judicial body determines are due to the Claiming Party.  In the event it is determined, or the Claiming Party agrees, that the Indemnifying Party is not obligated to indemnify the Claiming Party for such claim, the Claiming Party agrees to pay all costs, expenses and fees, including reasonable and documented attorneys’ fees, which have been incurred by the Indemnifying Party in defending and/or disputing the claim for indemnification by the Claiming Party under this Article IX.

9.4

Limits on Indemnification

.

(a)

Basket Amount.  Notwithstanding anything contained in this Agreement to the contrary, the Sellers shall not be obligated to indemnify any Buyer Indemnified Party with respect to any Losses pursuant to Section 9.1(a), above, unless and until the aggregate Losses from all claims with respect thereto exceed, in the aggregate, One Hundred Thousand Dollars ($100,000) (the “Basket Amount”), and then indemnification hereunder shall be only to the extent such Losses exceed the Basket Amount.  The parties agree that the Basket Amount is to serve as a “deductible” for indemnification.

(b)

Maximum Amount of Indemnification.  Notwithstanding anything contained in this Agreement to the contrary, but subject in all respects to Section 9.4(c), below, in no event shall the Sellers’ aggregate obligation to provide indemnification for Losses under Section 9.1(a), above, exceed Two Million Twenty-Five Thousand Dollars ($2,025,000).

(c)

Limitations Not Applicable to Certain Representations.  Notwithstanding anything contained in this Agreement to the contrary, the limitations set forth in Section 9.4(b) shall not apply to limit the indemnification to which the Buyer Indemnified Parties may be entitled for Losses arising from any breach of the Fundamental Company Representations or the Fundamental Seller Representations; provided, however, that in no event shall a Seller’s obligation to provide indemnification for Losses under this Article IX exceed the Closing Purchase Price proceeds actually received by such Seller.

9.5

Survival

.  Each of the warranties and representations of the Sellers and the Buyer contained in this Agreement and in the Ancillary Agreements shall survive the Closing until the eighteen (18) month anniversary of the Closing Date; provided, however, that (i) the representations and warranties contained in Section 4.1.17 (Environmental Matters) shall survive the Closing until the three (3) year anniversary of the Closing Date, and (ii) the Fundamental Company Representations, the Fundamental Seller Representations, the Fundamental Buyer Representations and a claim for Fraud shall survive the Closing indefinitely.  All of the covenants of the Sellers and the Buyer contained in this Agreement or in any Ancillary Agreement shall survive after the Closing in accordance with their terms.  Any claim for indemnification hereunder which is made in writing prior to the expiration of the applicable survival period, and the rights of indemnity with respect thereto, shall survive such expiration until resolved or judicially determined and any claim for indemnification not submitted in writing to the Indemnifying Party prior to the expiration of the applicable survival period shall be deemed to have been waived and shall be absolutely and forever barred and unenforceable, null and void, and of no force or effect whatsoever, and the Indemnifying Party shall have no further liability with respect thereto.

9.6

Escrow Account

.  The Sellers’ obligation to provide indemnification under this Article IX shall be first satisfied from the Escrow Account in accordance with the Escrow Agreement.  In the event that any such indemnification obligation is not able to be satisfied from the Escrow Account, then (i) with respect to any indemnification obligation arising out of Section 9.1(a) with respect to any breaches of the representations and warranties contained in Section 4.1 or Section 9.1(c), the Sellers shall severally (based on each Seller’s Ownership Percentage) pay to the Buyer Indemnified Parties the amount not satisfied from the Escrow Account, by wire transfer of immediately available funds to an account or accounts designated in writing by such Buyer Indemnified Party, and (ii) with respect to any indemnification obligation arising out of Section 9.1(a) with respect to any breaches of the representations and warranties contained in Section 4.2 or Section 9.1(b), above, solely the breaching Seller shall pay to the Buyer Indemnified Parties the amount not satisfied from the Escrow Account by wire transfer of immediately available funds to an account or accounts designated in writing by such Buyer Indemnified Party; provided, however, that in no event shall a Seller’s obligation to provide indemnification for Losses under this Article IX exceed the Closing Purchase Price proceeds actually received by such Seller.  The Buyer shall not setoff against any amounts owed by the Buyer to the Sellers under this Agreement (including, without limitation, the Earnout Amount, if any) any amounts the Buyer Indemnified Parties claim they are entitled to under this Agreement.

9.7

Actual Knowledge

.  No Indemnifying Party shall have any liability hereunder for Losses arising from or relating to any inaccuracy in or any breach of any representation or warranty if the Indemnifying Party can establish that the Claiming Party had actual knowledge as of the Closing Date of such inaccuracy or breach.  For purposes of this Article IX, actual knowledge with respect to the Buyer shall mean the actual knowledge (as opposed to imputed or constructive knowledge) of John Meeks, Paul Burns, Vineet Kshirsagar, Sean Valashinas and Deborah Rosen and with respect to the Sellers, shall have the meaning ascribed to “Knowledge of the Seller” set forth in Article XI hereof.

9.8

Non-Reliance

.  The Buyer has not relied upon, and will not assert that it has relied upon, any information regarding the Sellers, the Company or the Business that is not expressly set forth in the representations and warranties contained in Article IV, above, or in an Ancillary Agreement executed by the Sellers, or in any documents provided in the Merrill Data Site established by Sellers and for which Sellers will provide Buyer with a closing copy in the form of a CD delivered to Buyer within ten (10) business days after the Closing.

9.9

Losses Net of Insurance and Tax Benefits

.  With respect to any matter covered by this Article IX, the Claiming Party shall assert all claims under all applicable insurance policies and any indemnification claim shall be net of any insurance proceeds received by the Claiming Party (net of any deductible amounts and costs of collection), and, to the extent that insurance proceeds are collected by the Claiming Party after an indemnification claim has been settled, the Claiming Party will restore the Indemnifying Party to the same economic position as would have existed had such insurance proceeds been collected prior to the settlement of such claim.  In addition, the amounts for which an Indemnifying Party shall be liable under this Article IX shall be net of any Tax benefit actually realized by the Claiming Party as a result of the facts and circumstances giving rise to the liability of the Indemnifying Party.

9.10

Assignment; Reimbursement

.

(a)

If any of the Losses for which an Indemnifying Party is responsible under this Article IX are recoverable or reasonably likely to be recoverable against any third party at the time that payment is made hereunder (or at the time there is a credit against the Basket Amount hereunder), the Claiming Party shall assign any and all rights that it may have to recover such Losses to the Indemnifying Party or, if such rights are not assignable for any reason, the Claiming Party shall attempt in good faith to collect any and all such Losses on account thereof from such third party for the benefit of the Indemnifying Party.  The Claiming Party shall reimburse the Indemnifying Party for any and all Losses paid by the Indemnifying Party to the Claiming Party pursuant to this Agreement to the extent such amount is subsequently paid to the Claiming Party by any Person other than the Indemnifying Party.

(b)

In the event that any Buyer Indemnified Party is indemnified under this Article IX (or in the event there is a credit against the Basket Amount under this Article IX) for Losses arising out of the breach of the representations and warranties contained in Section 4.1.11(b) (Financial Statements) with respect to accounts receivable that are not collected within one hundred twenty (120) days after the Closing Date, the Buyer shall, and shall cause the Company to, (a) use commercially reasonable efforts, subject to and consistent with the Company’s customary and historical practices, to collect such accounts receivable, and (b) promptly remit any payments subsequently received on such accounts receivable to the Indemnifying Party.  For purposes of this Section 9.10(b), any payments received from account debtors shall be applied first against the oldest accounts receivable of such account debtor, unless the account debtor specifically directs payment of an amount to a different invoice or it is readily apparent that the amount of payment corresponds to a different invoice and consistent with the past practices of such account debtor.

9.11

Mitigation

.  No Person shall be entitled to indemnification hereunder for the amount of Losses in excess of the amount of such Losses which would have been incurred but for the failure of such Person to take or commence to take and diligently pursue commercially reasonable actions to mitigate such Losses upon becoming aware of any claim.

9.12

Tax Representations

.  Notwithstanding anything contained in this Agreement to the contrary, the Buyer Indemnified Parties shall not be entitled to recover for any breach of Section 4.1.12 (Taxes), above, or Article X, below, for any Tax attributable to a period (or portion thereof) beginning after the Closing.

9.13

No Duplication of Warranties

.  Notwithstanding anything contained in this Agreement to the contrary, (a) the Buyer Indemnified Parties may not assert multiple claims under Section 9.1, above, in order to recover duplicative Losses in respect of a single set of facts or circumstances under more than one representation or warranty in this Agreement whether such facts or circumstances would give rise to a breach of more than one representation or warranty in this Agreement, and (b) the Buyer Indemnified Parties may not assert any claim under Section 9.1, above, for any item of Losses in the event and to the extent the Buyer has already received recovery of such item as a result of a Working Capital Adjustment or to the extent the Buyer received credit for a reserve for such item in the preparation of the Final Pricing Statement.

9.14

Sole Remedy

.  The sole remedy of the Buyer and the Sellers for any and all claims with respect to the transactions contemplated by this Agreement and the Ancillary Agreements (except in the case of Fraud and except for any injunctive relief to which a party may be entitled pursuant to Section 8.3, above, or Section 13.3, below) shall be the indemnity set forth in this Article IX, and neither the Buyer Indemnified Parties nor the Seller Indemnified Parties will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, against the other parties with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, all of such remedies, entitlements and recourse being expressly waived by the parties hereto to the fullest extent permitted by Legal Requirements.

ARTICLE X
Tax Matters

10.1

Tax Returns

.  The Seller Representative shall be responsible for preparing and filing all income Tax Returns with respect to the activity of the Company for any taxable period ending on or prior to the Closing Date, and the Sellers hereby covenant and agree to pay all income Tax shown on such income Tax Returns (except to the extent such income Tax is reflected in the calculation of the Working Capital Amount).  The parties hereby agree that all Transaction Expenses shall be paid on the Closing Date and shall be deducted in the pre-Closing Tax period.  The Buyer shall be responsible for preparing and filing all Tax Returns that relate to the Taxes of the Company other than those described in this Section 10.1 and shall pay all Taxes shown as due by the Company on such Tax Returns.

10.2

Certain Taxes

.  All transfer, documentary, sales, use, stamp, registration and similar Taxes and fees (including any penalties and interest) attributable to the Sellers’ sale of the Subject Securities to the Buyer pursuant to this Agreement and the Ancillary Agreements shall be paid by the Buyer when due, and the Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Legal Requirements, the Sellers shall join in the execution of any such Tax Returns and other documentation.

10.3

Tax Proceedings

.  In the event that the Buyer or any of its Affiliates, including the Company, receives any oral or written communication regarding any pending or threatened examination, audit, claim, adjustment or other Proceeding with respect to the liability of the Company or the Sellers for Taxes for any period for which the Sellers are liable under this Agreement (a “Tax Claim”), the Buyer will, within ten (10) calendar days, notify the Seller Representative in writing thereof.  If the Sellers are liable under this Agreement for such Taxes, the Sellers (acting through the Seller Representative) will be entitled, at the Sellers’ sole expense, in accordance with Article IX, above, to control or settle the contest of any Tax Claim.  The Seller Representative will keep the Buyer fully and timely informed with respect to the commencement, status and nature of any Tax Claim.  The Buyer and its Affiliates, including the Company, will cooperate fully with the Sellers in handling any such Tax Claim.  The Buyer will provide, or cause to be provided to the Seller Representative or its designee, all necessary authorizations, including powers of attorney, to control any Tax Claim which the Sellers are entitled to control in connection with this Section 10.3.

10.4

Tax Refunds

.  The Buyer shall cause the Company to pay to the Sellers (allocated to the Sellers in accordance with their Ownership Percentage), any refunds of Taxes and any credits against Tax received by the Company and attributable to periods for which the Sellers have liability for such Taxes under this Agreement.

10.5

Cooperation on Tax Matters

.  The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by another party to this Agreement, in connection with the filing of Tax Returns and any audit, litigation or other Proceeding with respect to Taxes, including, without limitation, by providing or causing to be provided to the Seller Representative any powers of attorney that the Seller Representative reasonably requests for the purposes of filing any income Tax Return or participating in any Proceeding.  Such cooperation shall include the retention and (upon the request of another party to this Agreement) the provision of records and information reasonably relevant to any such audit, litigation, or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Buyer and the Sellers agree (a) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning on or prior to the Closing Date until expiration of the statute of limitations (and, to the extent notified by Buyer or Seller Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (b) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another party to this Agreement so requests, the Buyer or the Sellers, as the case may be, shall allow the other parties to take possession of such books and records.  The Buyer and the Sellers agree, upon reasonable request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated herein).

10.6

Restricted Actions

.  Without the prior written consent of the Seller Representative, neither the Buyer nor any Affiliate thereof shall: (a) file, re-file, supplement, or amend any Tax Returns with respect to the activity of the Company for any taxable period ending on or prior to the Closing Date, (b) voluntarily approach any taxing authority regarding any Taxes or Tax Returns with respect to the activity of  the Company that were originally due on or prior to the Closing Date, or (c) take any action relating to Taxes that could create a Tax liability for the Company or the Sellers for any taxable period ending on or prior to the Closing Date.

10.7

Section 338(h)(10) Election

.

(a)

At the Buyer’s option, the Company and each Seller shall join with the Buyer in making timely, effective and irrevocable elections under Section 338(h)(10) of the Code and any corresponding elections under state, local or foreign Tax law that have substantially the same effect as an election under Section 338(h)(10) of the Code (collectively, a “Section 338(h)(10) Election”) with respect to the Company.

(b)

If a Section 338(h)(10) Election is made, the Buyer shall pay to each of the Sellers, in cash, the amount of additional consideration necessary to cause the net present value of such  Seller’s after-Tax proceeds from the sale of the Subject Securities to be equal to the net present value of the after-Tax proceeds that the Seller would have received had the Section 338(h)(10) Election not been made, taking into account all appropriate state, federal and local Taxes (the “Section 338 Tax Adjustment”).  An initial Section 338 Tax Adjustment shall be calculated and paid to Sellers at the time Sellers sign the Form 8023 (or its successor) to make the Section 338(h)(10) Election.  The initial Section 338 Tax Adjustment shall be calculated assuming that (i) the Buyer will pay the Sellers contingent Earnout Amounts of One Million Dollars ($1,000,000) on each of the one (1) year anniversary and two (2) year anniversary of the Closing Date, and (ii) fifty percent (50%) of the Escrow Amount will be disbursed to the Sellers on each of the twelve (12) month anniversary and eighteen (18) month anniversary of the Closing Date.  The Seller Representative shall provide the Buyer with a schedule which sets forth the computation of the amount of the Section 338 Tax Adjustment after the Buyer and the Seller Representative have agreed to the allocation of the Closing Purchase Price and contingent Earnout Amount.  In making such computations, (i) the highest federal, state and local Tax rate to which any Seller is subject shall be used and any other items of income, deduction, gain, loss or credits of Sellers shall be ignored; (ii) net present value shall be calculated using an eight percent (8%) discount rate, compounded annually; and (iii) any capital loss generated by the transaction which is not used to offset capital gain in the year the capital loss is generated shall be disregarded.  In the event an audit by the IRS or a state taxing authority changes the Section 338 Tax Adjustment, any additional amount due to a Seller shall be paid by the Buyer to such Seller within ten (10) days of notice to the Buyer of the adjustment.  If the Buyer objects to the calculation of the Section 338 Tax Adjustment and the Seller Representative and the Buyer are unable to resolve the differences, the dispute shall be resolved by the Independent Accounting Firm.  Any built-in gains tax for which the Company is liable under Section 1374 of the Code and any similar state income Tax imposed on the Company caused by the Section 338(h)(10) Election (“Section 338 Taxes”) shall be the responsibility of the Buyer and shall not be reflected on the Closing Financial Statements.  The parties agree that if a Section 338(h)(10) Election is made, all assets other than goodwill shall be sold in exchange for cash, and any remaining consideration shall be applied to goodwill.

(c)

The Seller Representative shall recalculate the Section 338 Tax Adjustment as of the due date of payment of the Earnout Amount for the Earnout Period ending on the two (2) year anniversary of the Closing Date (the “Recalculated Section 338 Tax Adjustment”) and the Seller Representative shall provide a schedule to the Buyer within thirty (30) days of the date of the final contingent payment which sets forth the amount of the Recalculated Section 338 Tax Adjustment.  In making such computation, (i) the highest federal, state and local Tax rate to which any Seller is subject shall be used and any other items of income, deduction, gain, loss or credits shall be ignored, (ii) net present value shall be calculated with the due date of the final contingent payment as the reference date using an eight percent (8%) discount rate, compounded annually, and (iii) any capital loss generated by the transaction which is not used to offset capital gain generated by the transaction shall be disregarded.  If the Recalculated Section 338 Tax Adjustment differs from the initial Section 338 Tax Adjustment, the Buyer shall pay Sellers or Sellers shall pay Buyer, as the case may be, the difference between the Recalculated Section 338 Tax Adjustment and the initial Section 338 Tax Adjustment within thirty (30) days of agreement by the Buyer and the Seller Representative of the amount of the Recalculated Section 338 Tax Adjustment.

(d)

If a Section 338(h)(10) Election is made, the Buyer and Sellers shall cooperate as provided herein in determining the allocation of the Closing Purchase Price and contingent Earnout Amount paid by the Buyer among the assets of the Company.  The Buyer shall initially determine such allocation and shall notify the Seller Representative in writing of the allocation so determined.  The Sellers shall be deemed to have accepted such determination unless the Seller Representative notifies the Buyer in writing of the Seller Representative’s proposed allocation within thirty (30) days after receipt of the Buyer’s proposed allocation.  If the Seller Representative provides such notice to the Buyer, the Seller Representative and the Buyer shall proceed in good faith to determine mutually the matters in dispute.  If they are unable to do so within thirty (30) days, the matter shall be referred to an appraisal firm chosen by and mutually acceptable to both the Buyer and the Seller Representative (the “Appraiser”).  The decision of the Appraiser shall be binding on all parties.  The Appraiser’s fees shall be borne by the Buyer.  Neither the Buyer nor the Sellers shall take any position for Tax purposes that is inconsistent with the final allocation determined hereunder unless such position would be consistent with a final non-appealable (except to the United States Supreme Court) judgment which has been rendered in any judicial proceeding governing such position.

(e)

The Buyer shall reimburse the Sellers and the Seller Representative for all reasonable third party expenses (including legal and accounting fees) incurred in connection with the transactions contemplated under this Section 10.7.

ARTICLE XI
Definitions

“Affiliate” means, with respect to any Person, another Person controlled by, under the control of or under common control with, that Person.

“Agreement” means this Stock Purchase Agreement (including the Disclosure Schedules), as the same may be amended or modified from time to time.

“Ancillary Agreements” means, with respect to any party, the agreements, documents and instruments to be executed and delivered by such party pursuant to this Agreement.

“Balance Sheet Date” means June 30, 2015.

“Base Purchase Price” has the meaning set forth in Section 2.2, above.

“Base Revenue Amount” has the meaning set forth in Section 2.7(a)(i), above.

“Basket Amount” has the meaning set forth in Section 9.4(a), above.

“Business” has the meaning set forth in the Recitals, above.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks located in Milwaukee, Wisconsin are authorized or required by law to close.

“Buyer” has the meaning set forth in the Preamble, above.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.1, above.

“Cash” means, with respect to the Company, as of any date and time, the amount of cash and bank deposits as reflected in the Company’s bank and money market account statements as of such date and time and shall include money market funds, money market instruments and any demand deposits and less the amounts of any unpaid checks, drafts and wire transfers as of such date and time, calculated in accordance with GAAP.  For the avoidance of doubt, Cash shall (i) be calculated net of issued but uncleared checks and drafts, (ii) include checks and drafts received by the Company or deposited for the accounts of the Company, and (iii) be calculated net of overdrawn accounts.

“Claim Notice” has the meaning set forth in Section 9.3(a), above.

“Claiming Party” has the meaning set forth in Section 9.3(a), above.

“Closing” has the meaning set forth in Section 2.1, above.

“Closing Date” means the date on which the Closing occurs.

“Closing Financial Statements” has the meaning set forth in Section 2.5(b), above.

“Closing Purchase Price” has the meaning set forth in Section 2.2, above.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor law.

“Company” has the meaning set forth in the Recitals, above.

“Confidential Information” shall mean all non-public and all proprietary information relating to the Company, and its customers, products and services, including, without limitation, the following: (i) all information and records concerning products or services provided to customers; (ii) all information concerning pricing and cost policies, the prices charged to customers, the volume or orders of customers and other information concerning the transactions with customers or proposed customers; (iii) the customer lists; (iv) financial information; (v) information concerning salaries or wages paid to, the work records of and other personnel information relative to employees; (vi) information concerning the marketing programs or strategies; and (vii) confidential information of other Persons which the Company is required to maintain in confidence.  The term “Confidential Information” shall not include information which is or becomes in the public domain without any violation by the party disclosing such information of a contractual, legal or fiduciary obligation to the Company.

“Consents” means approval, ratification, waiver, authorization or agreement, from the parties to those Material Contracts which by their terms terminate, are modified, have payments or other obligations which may be accelerated or specifically require consent of another party upon a change of control of the Company, consenting to the change of control contemplated under this Agreement, as described on Exhibit 3.1(f).

“Consulting Agreement” has the meaning set forth in Section 3.1(h), above.

“Contract” means any agreement, contract, obligation, promise or undertaking (whether oral or written) that is legally binding.

“Counsel” has the meaning set forth in Section 13.11, below.

“Current Assets” means the asset categories of the Company listed as “Current Assets” on Exhibit 2.3, determined in accordance with GAAP.

“Current Liabilities” means the liability categories of the Company listed as “Current Liabilities” on Exhibit 2.3, determined in accordance with GAAP.

“Disclosure Schedules” means the schedules delivered by the Sellers in connection with the execution and delivery of this Agreement and collectively labeled the “Disclosure Schedules,” as more fully described in Article VI, above.

“Earnout Amount” has the meaning set forth in Section 2.7(a)(ii), above.

“Earnout Customer” has the meaning set forth in Section 2.7(a)(iii), above.

“Earnout Event of Default” has the meaning set forth in Section 2.9(a), above.

“Earnout Period” has the meaning set forth in Section 2.7(a)(iv), above.

“Earnout Statement” has the meaning set forth in Section 2.7(b), above.

“Effective Time” has the meaning set forth in Section 2.1, above.

“Employment Agreement” has the meaning set forth in Section 3.1(g), above.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, order, consent decree, judgment, award, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (i) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law or Occupational Safety and Health Law, (ii) in connection with any Hazardous Substances, (iii) from any abatement, removal, remedial, corrective or other response action in connection with Hazardous Substances, Environmental Law or other Order of a Governmental Body, or (iv) from any damage, injury or harm to natural resources, wildlife or the environment, and which does, or is reasonably expected to result in the expenditure of $15,000 or more to address such Environmental Claim.

“Environmental Law” means any Legal Requirement in effect as of the Closing Date that requires (i)  advising appropriate authorities, employees, and the public of intended or actual releases of Hazardous Substances, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment or result in an Environmental Claim; (ii) preventing or reducing to acceptable levels the release of Hazardous Substances into the environment; (iii) the cleaning up of Hazardous Substances that have been released, preventing the threat of release, or paying the costs of such cleanup; (iv) the treatment, storage, disposal, generation and transportation of industrial, toxic or Hazardous Substances; (v) the prevention of any release or threat of release into the environment of Hazardous Substances; (vi) the closure or removal of underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (vii) any procedures relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Substances; and (viii) the regulation by any federal, state or local governing entity of any matter, the violation of which could result in an Environmental Claim being asserted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations promulgated thereunder.

“Escrow Account” has the meaning set forth in Section 2.4(c), above.

“Escrow Agent” means Wells Fargo Bank, N.A.

“Escrow Agreement” has the meaning set forth in Section 3.1(e), above.

“Escrow Amount” means an amount equal to One Million Three Hundred Fifty Thousand Dollars ($1,350,000).

“Estimated Pricing Statement” has the meaning set forth in Section 2.4(a), above.

“Estimated Closing Purchase Price” has the meaning set forth in Section 2.4(b), above.

“Excluded Assets” means the assets of the Company listed on Exhibit 11(a), all of which will be transferred to the Sellers or their designees on or prior to the Closing Date.

“Excluded Liabilities” means (i) any and all outstanding Indebtedness of the Company (if any), (ii) any and all liabilities for dividends declared by the Company, and (iii) any and all outstanding Transaction Expenses, in each case existing immediately prior to the Closing.

“Final Pricing Statement” has the meaning set forth in Section 2.5(c), above.

“Financial Statements” means the reviewed balance sheet and statements of income, and statements of cash flow of the Company as of and for the fiscal years ending December 31, 2014 and December 31, 2013, and the balance sheet and related statements of income and cash flow of the Company as of and for the six (6) month period ending June 30, 2015.

“Forward Looking Statements” has the meaning set forth in Section 5.5, above.

“Fraud” means an actual and intentional fraud with respect to the making of the representations and warranties pursuant to Section 4.1, in the case of the Sellers, Section 4.2, in the case of each of the Sellers or Article V, in the case of the Buyer, provided that such actual and intentional fraud shall only be deemed to exist if the Sellers, such Seller or the Buyer, as the case may be, had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by the Sellers, such Seller or the Buyer, as applicable, were actually breached when made, with the express intention that the other party hereto rely thereon to its detriment.

“Fundamental Buyer Representations” means the representations and warranties contained in Section 5.1 (Authority), the first sentence of Section 5.3 (Organizational Matters), Section 5.5 (Diligence) and Section 5.6 (Brokers; Agents).

“Fundamental Company Representations” means the representations and warranties contained in Section 4.1.2 (Restrictions on Transfer), the first sentence of Section 4.1.3 (Organizational Matters), Section 4.1.5 (Capitalization), Section 4.1.12 (Taxes) and Section 4.1.22 (Brokers; Agents).

“Fundamental Seller Representations” means the representations and warranties contained in Section 4.2.1 (Title to Subject Securities), Section 4.2.2 (Authority), Section 4.2.4 (Restrictions on Transfer) and Section 4.2.7 (Brokers; Agents).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied in a manner consistent with the principles, practices, methodologies and policies historically used by the Company prior to the Closing Date, including those principles, practices, methodologies and policies set forth on Exhibit 2.3.

“Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Guarantee” means, with respect to any Person, (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other obligation of any other Person (except for endorsement of drafts for deposit and collection in the Ordinary Course of Business), or (ii) any other arrangement whereby credit is extended to any other Person on the basis of any promise or undertaking of such Person (A) to pay the Indebtedness of such other Person, (B) to purchase or lease assets under circumstances that would enable such other Person to discharge one or more of its obligations, or (C) to maintain the capital, working capital, solvency or general financial condition of such other Person.

“Hazardous Substances” means, and shall include, any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, material, pollutant or contaminant regulated under Environmental Law, including, without limitation, asbestos, PCB’s, radon and urea formaldehyde foam, petroleum and petroleum products.

“Indebtedness” of any Person means any liability of any Person (i) for borrowed money (excluding, for the avoidance of doubt, accounts payable incurred in the Ordinary Course of Business), (ii) under any reimbursement obligation relating to a letter of credit drawn upon, banker’s acceptance or note purchase facility, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) in respect of interest, fees or other charges in respect of any indebtedness described in the foregoing clauses (i) through (iii), and (v) all indebtedness referred to in the foregoing clauses (i) through (iv), that constitute a Guarantee by such Person.

“Indemnifying Party” has the meaning set forth in Section 9.3(a), above.

“Independent Accounting Firm” has the meaning set forth in Section 2.5(c), above.

“Intellectual Property” means collectively, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all foreign or domestic design patents, utility patents and pending applications therefor and all renewals, reissues, reexaminations, divisionals, continuations, continuations in part and extensions thereof, (ii) all registered and unregistered trademarks, service marks, trade names, trade dress, logos and all internet domain name registrations and all applications, registrations and renewals in connection therewith, (iii) all published and unpublished works of authorship, copyrights (registered or unregistered), databases, web sites, computer source code, executable code, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information, whether embodied in software, firmware or otherwise) and all applications, registrations and renewals in connection therewith (if any), and (iv) all trade secrets, know how, inventions and other confidential proprietary technical, business and other information including production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, copyrightable technical data, financial marketing and business data and customer and supplier lists and information.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Seller” means  to the best of the knowledge of William A. Hardt after reasonable inquiry of Deborah Hardt, Gerardo Dujua, Michael Feichtner and Donna Winkleblack.

“Komisar Brady” has the meaning set forth in Section 2.5(a).

“Legal Requirement” means any applicable federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, including but not limited to the U.S. Foreign Corrupt Practices Act, in effect as of the Closing Date.

“Licenses” means all licenses, franchises and permits (i) granted to the Company which create rights in the Company regarding any Intellectual Property owned by third parties, or (ii) granted by the Company which creates rights in any third party regarding any Owned Intellectual Property.

“Lien” means any mortgage, pledge, security interest, community property interest, encumbrance, title defect, title retention agreement, voting trust agreement, lien, charge or similar restriction or limitation, including a restriction on the right to vote, sell or otherwise dispose of any capital stock or the exercise of any attribute of ownership of any capital stock (other than restrictions on transfers imposed by federal or state securities laws).

“Losses” means all out-of-pocket damages, losses, deficiencies, liabilities, claims, actions, demands, judgments, fines, fees, costs and expenses (including, without limitation, reasonable attorneys’ and accountants’ fees only with respect to fees incurred in connection with a Third Party Claim), and shall exclude punitive, speculative, lost profit, diminution in value, consequential and special damages of any nature and any other damages based on any type of multiple.

“Material Adverse Effect” means a violation, inaccuracy, breach, default, failure to comply, change in circumstance, loss, effect, fact, agreement, arrangement, commitment, understanding or obligation which, as a result of the occurrence or existence thereof, has a material adverse effect on the business, operations, properties, financial condition, assets or results of operations of the Company taken as a whole, or that has a material, adverse effect on the ability of the Sellers to perform their obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated herein.  However, a Material Adverse Effect, when used with respect to the Company, does not include a material adverse effect or impact on the business, operations, properties, financial condition, assets or results of operations of the Company that is caused by (i) one or more downturns in the economy, the securities markets, the financing markets or the credit markets in general which does not disproportionately affect the Company relative to other industry participants, (ii) one or more downturns in the industries in which the Company operates which does not disproportionately affect the Company relative to other industry participants, (iii) geopolitical conditions, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such conditions, acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (iv) changes in applicable Legal Requirements, rules or regulations or any interpretation of the foregoing which does not disproportionately affect the Company relative to other industry participants, (v) changes in GAAP, (vi) the announcement or consummation of the Closing of the transactions contemplated hereby or (vii) the effect of any action or any failure to act taken by the Buyer contemplated by this Agreement.

“Material Contract” means any outstanding Contract (i) under which the Company has received more than One Hundred Thousand Dollars ($100,000) in revenue within the twelve (12) month period prior to the date hereof (excluding purchase orders received in the Ordinary Course of Business of the Company), (ii) under which the Company is obligated to pay a liability of more than One Hundred Thousand Dollars ($100,000) in any calendar year following the Closing (excluding the following entered into in the Ordinary Course of Business of the Company: purchase orders, Plans and related service and administrative documents and insurance policies), (iii) which creates a Lien on the Subject Securities, or any property or asset of the Company, (iv) which constitutes a Real Property Lease, (v) which constitutes a License under which the Company is subject to receive, or obligated to pay, as the case may be, fees (including support and maintenance fees) of more than One Hundred Thousand Dollars ($100,000) per annum following the Closing (excluding shrink wrap, click wrap, click through or similar licenses with respect to off-the-shelf or generally available personal computer software), (vi) between the Company and any Seller or any Affiliate of such Seller, (vii) involving any strategic, joint venture, partnership or similar agreement, (viii) containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person (excluding confidentiality agreements and nondisclosure agreements entered into in the Ordinary Course of Business of the Company), (ix) governing the borrowing of money or the repayment of Indebtedness by the Company or any Guarantee by the Company, (x) granting to any Person a first refusal, a first offer or similar preferential right to purchase or acquire any right, asset or property of the Company or the Subject Securities, (xi) involving a distributor, sales representative, consultant or broker arrangement under which the Company is obligated to pay more than One Hundred Thousand Dollars ($100,000) per year and which by its express terms is not terminable by the Company at will or by giving notice of sixty (60) days or less, without liability other than payment for services rendered through the termination date, (xii) involving the acquisition by the Company of any business enterprise whether via stock or asset purchase or otherwise, or (xiii) entered into by the Company outside the Ordinary Course of Business of the Company and not otherwise identified in the foregoing clauses (i)-(xii).

“Northlake Power Patents” means U.S. Patent Number 6,121,765 and U.S. Patent Number 5,689,180.

“Note Receivable” means the Promissory Note dated as of December 31, 2012, in the original principal amount of Two Hundred Forty-Four Thousand Seventy-Two and 41/100 Dollars ($244,072.41) issued by the Marlene T. Hardt Family Trust to the Company.

“Occupational Safety and Health Law” means any Legal Requirement arising under the Occupational Safety and Health Act of 1970.

“Occupational Safety and Health Law Claim” means any claim arising under the Occupational Safety and Health Law.

“Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict, entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” means any action taken by a Person if such action is consistent with the past practices of such Person and in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means, with respect to any entity, the certificate of incorporation, articles of incorporation, by laws, articles of organization, certificate of formation, partnership agreement, limited liability company agreement, formation agreement and other similar organizational documents of such entity (in each case, as amended through the date of this Agreement).

“Owned Intellectual Property” means all Intellectual Property owned by the Company.

“Owned Real Property” means all real property owned by the Company.

“Ownership Percentage” means, with respect to a Seller, the percentage of Subject Securities owned by such Seller, as set forth on Schedule 4.1.5.

“Pension Plan” means any employee pension benefit plan (as defined in ERISA Section 3(2)) that the Company maintains or to which the Company contributes or has any obligation to contribute for the benefit of any employee or terminated employee of the Company.

“Permitted Liens” means (i) liens for Taxes, assessments or other governmental charges not yet due and payable, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the Ordinary Course of Business if the underlying obligations are not past due, (iii) any interest or title of a lessor under an operating lease or capitalized lease or of any licensor or licensee under a license, (iv) liens of lessors under Real Property Leases, (v) liens which will be released or terminated at the Closing, and (vi) those liens set forth on Exhibit 11(b).

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

“Plan” means each Pension Plan, each Welfare Plan and each compensation or employment program, including, but not limited to, incentive compensation, stock option, bonus, severance, deferred compensation and supplemental executive compensation plans that the Company maintains or to which the Company contributes or has any obligation to contribute for the benefit of any employee or terminated employee of the Company.

“Proceeding” means any action, arbitration, hearing, investigation, litigation or suit (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Real Property Lease” means a Contract currently in effect pursuant to which the Company leases real property.

“Records” means all books, records, manuals and other materials and information of the Company, including, without limitation, customer records, personnel and payroll records, accounting records, purchase and sale records, price lists, correspondence, quality control records and all research and development files, wherever located.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Restricted Business” has the meaning set forth in Section 8.1, above.

“Revenue” has the meaning set forth in Section 2.7(a)(v), above.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Parties” has the meaning set forth in Section 9.2, above.

“Sellers” has the meaning set forth in the Preamble, above.

“Seller Representative” has the meaning set forth in Section 12.1, below.

“Subject Securities” has the meaning set forth in the Recitals, above.

“Tax” and “Taxes” means all federal, state, local, foreign and other income, sales, use, ad valorem, transfer property, gross receipts, excise, withholding, social security, unemployment and employment, occupation, disability, severance, use, service, license, payroll, franchise, net worth, transfer, alternative and add-on minimum tax, estimated, stamp, capital stock, environmental, windfall profits tax, custom, import, duty, value added, premium, registration and recording taxes or other taxes, fees, assessments or charges of any kind, together with any interest, fines, any penalties, or additions with respect thereto, and the term "Tax" means any one of the foregoing Taxes imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis which is a liability of the Company for any period occurring prior to the Closing Date.

“Tax Claim” has the meaning set forth in Section 10.3, above.

“Tax Returns” means all returns, amendments, informational returns, forms, reports and statements (including elections, declarations, disclosures, schedules and estimates) filed by the Company in respect of any Taxes.

“Third Party Claim” has the meaning set forth in Section 9.3(a), above.

“Transaction Expenses” means only the sum of (i) any unpaid fees, costs and expenses incurred by the Company prior to the Closing in connection with the drafting, negotiation, execution and delivery of this Agreement and the other certificates, documents or agreements contemplated by this Agreement and the consummation of the transactions contemplated herein and therein including legal and accounting fees (but, for the avoidance of doubt, not to include any fees and expenses incurred by or on behalf of the Buyer or any of its Affiliates as determined immediately prior to the Closing), and (ii) any closing or other transaction fees payable by the Company immediately prior to the Closing as a result of the transactions contemplated herein.

“Welfare Plan” means any employee welfare benefit plan (as defined in ERISA Section 3(1)) that the Company maintains or to which the Company contributes or has any obligation to contribute for the benefit of any employee or terminated employee of the Company.

“Working Capital Adjustment” has the meaning set forth in Section 2.3, above.

“Working Capital Amount” has the meaning set forth in Section 2.3, above.

ARTICLE XII
Seller Representative

12.1

Duties of Seller Representative

.  Effective upon the execution and delivery of this Agreement by the Sellers, the Sellers hereby appoint William A. Hardt as attorney-in-fact and agent, with full power of substitution, to act for and on behalf of each Seller with respect to any matter arising under or in connection with this Agreement or any Ancillary Agreements (the “Seller Representative”).  William A. Hardt (a) accepts his appointment and authorization to act as attorney-in-fact and agent on behalf of each Seller in accordance with the terms of this Agreement and the Ancillary Agreements, and (b) agrees to perform his obligations hereunder and under the Ancillary Agreements and otherwise comply with this Agreement and the Ancillary Agreements. The Seller Representative has authority to, among other things:  (i) engage attorneys, accountants and agents at the expense of the Sellers, (ii) dispute or refrain from disputing any indemnification claim made by a Buyer Indemnified Party under Article IX, above, (iii) negotiate and compromise any dispute which may arise under Article II, Article IX or Article X, above, (iv) exercise or refrain from exercising any remedies available to the parties under Article II, Article IX or Article X, above, (v) sign any releases or other documents with respect to any dispute or remedy referenced in clause (ii), (iii) or (iv) above, (vi) waive any condition, obligation, right or remedy contained in this Agreement or any Ancillary Agreement, (vii) review and approve matters related to the Final Pricing Statement and the final Closing Purchase Price, (viii) review and approve matters relating to the Earnout Amount (ix) prepare and file income Tax Returns with respect to the Company, (ix) consummate the transactions contemplated hereunder, and (x) give such instructions and do such other things and refrain from doing such other things as the Seller Representative in his sole discretion deems necessary or appropriate on behalf of the Sellers in respect of the provisions of this Agreement and the Ancillary Agreements.

12.2

Liability of Seller Representative

.  The Seller Representative shall have no liability to the Sellers for any actions or omissions taken or suffered in good faith in his capacity as the Seller Representative.

12.3

Losses and Expenses of Seller Representative

.  The Sellers shall reimburse the Seller Representative for all losses and expenses, including out-of-pocket expenses incurred in connection with his duties and obligations as the Seller Representative hereunder, including, without limitation, all losses and expenses incurred in connection with the duties and obligations set forth in this Article XII.

12.4

Buyer’s Reliance on Seller Representative

.  The Buyer shall have the right to rely conclusively upon all actions taken or omitted to be taken by the Seller Representative pursuant to or in connection with this Agreement or any Ancillary Agreement, all of which actions or omissions shall be legally binding upon all of the Sellers.

ARTICLE XIII
Miscellaneous

13.1

Expenses

.  Except as otherwise specifically provided herein, the parties hereto shall pay their own expenses, including, without limitation, accountants’ and attorneys’ fees, incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

13.2

Notices

.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered by prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment, by e-mail of a .pdf document (with confirmation of transmission by reply e-mail) or three (3) calendar days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed as follows, or to such other address as shall be designated by notice duly given:

IF TO BUYER:	Standex International Corporation 11 Keewaydin Drive, #300 Salem, New Hampshire 03079 Fax No.:603-893-7324 E-Mail: ddunbar@standex.com Attention: David Dunbar, President/CEO

With a Copy To:	Standex International Corporation 11 Keewaydin Drive, #300 Salem, New Hampshire 03079 Fax No.:603-893-7324 E-Mail: rosen@standex.com Attention: Deborah A. Rosen, CLO

IF TO THE SELLER REPRESENTATIVE	William A. Hardt 10324 North Versailles Court Mequon, Wisconsin 53092

With a Copy To:	Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, Wisconsin 53202 Fax No. (414) 273-5198 Attention: Peter M. Sommerhauser E-Mail: pmsommer@gklaw.com

13.3

Right to Specific Performance

.  The parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there may be no adequate remedy at law for the damage which any of them might sustain for the failure of the others to consummate this Agreement, and, accordingly, that each of them is entitled to seek the remedy of specific performance to enforce such consummation.

13.4

Entire Agreement

.  THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES AND EXHIBITS) AND THE ANCILLARY AGREEMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, AND ALL PRIOR AGREEMENTS, CORRESPONDENCE, DISCUSSIONS AND UNDERSTANDINGS OF THE PARTIES (WHETHER ORAL OR WRITTEN) ARE SUPERSEDED, IT BEING THE INTENTION OF THE PARTIES THAT THIS AGREEMENT WILL SERVE AS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE TERMS OF THEIR AGREEMENT WITH RESPECT TO THE SUBJECT MATTER HEREOF.  THE PARTIES AGREE THAT THERE HAVE NOT BEEN AND THERE ARE NO OTHER AGREEMENTS, REPRESENTATIONS OR WARRANTIES BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER SET FORTH IN THIS AGREEMENT OTHER THAN THOSE SET FORTH IN THIS AGREEMENT, AND THAT THE PARTIES ARE NOT RELYING UPON ANY AGREEMENTS, REPRESENTATIONS OR WARRANTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT.  ANY RIGHTS THAT THE PARTIES WOULD OTHERWISE HAVE TO ASSERT CONTRACT, FRAUD OR OTHER TORT CLAIMS RELATING TO ANY AGREEMENTS, REPRESENTATIONS OR WARRANTIES OUTSIDE OF THIS AGREEMENT ARE HEREBY WAIVED.  NO AMENDMENT, WAIVER OR MODIFICATION TO OR UNDER THIS AGREEMENT WILL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED SIGNATORY OF THE PARTY OR PARTIES AFFECTED THEREBY.

13.5

Parties in Interest

.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective heirs, successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13.6

Construction

.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.  The word “including” shall mean including without limitation.

13.7

Assignment

.  This Agreement and the rights hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties.

13.8

Paragraph Headings

.  The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

13.9

Severability

.  The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

13.10

Governing Law; Venue

.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin without regard to principles and conflicts of law.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Wisconsin for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts).  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue on any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the United States of America located in the State of Wisconsin, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13.11

Attorney-Client Privilege

.  It is acknowledged by each of the parties hereto that Godfrey & Kahn, S.C. (“Counsel”) has represented the Sellers and the Company in connection with the transactions contemplated by this Agreement.  The Buyer agrees that any attorney-client privilege, attorney work-product protection, and expectation of client confidence attaching as a result of Counsel’s representation of the Company or the Sellers in connection with the transactions contemplated by this Agreement, and all information and documents covered by such privilege or protection, shall belong to and be controlled by the Sellers and may be waived only by the Seller Representative, and not the Company, and shall not pass to or be claimed or used by the Buyer or the Company.  The attorney-client privilege, attorney work-product protection, and expectation of client confidence arising from Counsel’s representation of the Company prior to the Closing, and all information and documents covered by such privilege or protection, shall belong to and be controlled by the Sellers and may be waived only by the Seller Representative, and not the Company, and shall not pass to or be claimed or used by the Buyer or the Company.

13.12

Use of Terms

.  In this Agreement (a) the words “hereof”, “herein”, “hereto”, “hereunder” and words of similar import may refer to this Agreement as a whole and not merely to a specific section, paragraph or clause in which the respective word appears, (b) words importing gender include the other genders as appropriate, and (c) any terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

13.13

Counterparts; Electronic Copy

.  This Agreement and any Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered but one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.  A facsimile or portable document signature of this Agreement and any Ancillary Agreement shall be as effective as an original.

13.14

Waiver of Jury Trial

.  EACH OF THE BUYER, THE SELLERS AND THE SELLER REPRESENTATIVE HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE SELLER OR THE SELLER REPRESENTATIVE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day, month and year first above written.

SELLERS:

/s/  William A. Hardt

William A. Hardt

MARLENE T. HARDT FAMILY TRUST

   /s/  William A. Hardt

By:

William A. Hardt, Co-Trustee

      /s/  Deborah J. Hardt

By:

Deborah J. Hardt, Co-Trustee

      /s/  Scott Hardt

By:

Scott Hardt, Co-Trustee

BUYER:

STANDEX INTERNATIONAL CORPORATION

       /s/  Thomas D. DeByle

By:

Thomas D. DeByle, Vice President/CFO

[Signature Page to Stock Purchase Agreement]

DISCLOSURE SCHEDULES

Schedule 4.1.1

Conflict

Schedule 4.1.5

Capitalization

Schedule 4.1.8(a)

Owned Real Property

Schedule 4.1.9

Proceedings

Schedule 4.1.10(a)

Owned Intellectual Property

Schedule 4.1.10(b)

Licenses

Schedule 4.1.11(a)

Financial Statements

Schedule 4.1.11(b)

Accounts Receivable

Schedule 4.1.11(d)

Pricing

Schedule 4.1.12(d)

Audits

Schedule 4.1.12(e)

Affiliated Groups

Schedule 4.1.13

Material Contracts

Schedule 4.1.14(a)

Personnel Matters; Labor Practices

Schedule 4.1.14(d)

Intention to Terminate Employment

Schedule 4.1.15(a)

Benefit Plans

Schedule 4.1.15(e)

Compensation or Benefit Upon Termination

Schedule 4.1.16

Events Since Balance Sheet Date

Schedule 4.1.17

Environmental Matters

Schedule 4.1.18

Insurance

Schedule 4.1.19

Governmental Authorizations

Schedule 4.1.20

Customers and Suppliers

Schedule 4.1.21

Accounts; Safe Deposit Boxes

Schedule 4.1.23

Affiliate Transactions

Schedule 4.1.24

Product Warranty/Products

Schedule 4.1.25

Product Liability

LIST OF EXHIBITS

Exhibit 2.3

Working Capital Methodologies and Sample Calculation

Exhibit 2.5(a)

Inventory

Exhibit 2.7(a)(ii)

Earnout Amount

Exhibit 2.7(a)(iii)

Earnout Customers

Exhibit 3.1(e)

Form of Escrow Agreement

Exhibit 3.1(f)

Consents

Exhibit 3.1(g)

Form of Employment Agreement

Exhibit 3.1(h)

Form of Consulting Agreement

Exhibit 11(a)

Excluded Assets

Exhibit 11(b)

Permitted Liens